Exhibit 10.1
LOAN AND SECURITY AGREEMENT
THIS LOAN AND SECURITY AGREEMENT (this “Agreement”) is dated and entered into as of June 19, 2020, by and among, (i) as co-Borrowers, WB PROPCO, LLC (“WB Propco”), and WB 141 S. CAROLWOOD, LLC (“WB Carolwood”), each a Delaware limited liability company (each a “Borrower” and collectively the “Borrowers”), jointly and severally, whose mailing address is at 14140 Ventura Boulevard, Suite 302, Sherman Oaks, California 91423, and (ii) as Guarantor, WOODBRIDGE WIND-DOWN ENTITY LLC, a Delaware limited liability company (“WWDE” or “Guarantor”), whose mailing address is as set forth in the Guaranty, and (iii) as Lender, CITY NATIONAL BANK OF FLORIDA, a national banking association (the “Lender”), whose address is 100 S.E. 2nd Avenue, 13th Floor, Miami, Florida 33131.
Recitals
The following provisions form the basis for, and are incorporated as a part of, this Agreement:
A.          WWDE is a wholly-owned subsidiary of Woodbridge Liquidation Trust (the “Liquidation Trust”). The Liquidation Trust is a Delaware statutory trust, formed on February 15, 2019, the effective date of the First Amended Joint Chapter 11 Plan of Liquidation dated August 22, 2018 of Woodbridge Group of Companies, LLC (“Woodbridge Group”) and its affiliated chapter 11 debtors (the “Plan”).  The Liquidation Trust was formed to implement the terms of the Plan.  The Plan was confirmed by the United States Bankruptcy Court for the District of Delaware on October 26, 2018 in the jointly administered chapter 11 bankruptcy cases of Woodbridge Group and its affiliated chapter 11 debtors, Case No. 17-12560 (BLS).
B.          WB Propco is a wholly-owned special purpose subsidiary of WWDE, established and operating as a holding company for certain indirect subsidiaries of WWDE, which holds, for liquidation purposes, real estate interests formerly owned by Woodbridge Group entities. WB Carolwood is one such subsidiary, which is 100% owned and managed by WB Propco.
C.          WB Carolwood holds fee simple title to the real property and improvements located at 141 S. Carolwood Drive, Los Angeles, California 90024 (as more fully described in the Deed of Trust, the “Carolwood Property”).
D.          In addition to owning and managing, directly and indirectly, the Borrowers, WWDE also owns and manages approximately twenty other single purpose limited liability company subsidiaries, each of which holds title to separate real property interests formerly owned by Woodbridge Group entities. One or more of such WWDE subsidiaries may become, pursuant to the terms and conditions set forth herein, Additional Borrowers (as defined herein).
E.          At the Borrowers’ and the Guarantor’s request, Lender has agreed to extend to the Borrowers, jointly and severally, a revolving line of credit in an aggregate principal amount of up to Twenty-Five Million Dollars ($25,000,000) (as more fully described below, the “Loan”); subject to the Loan Availability Amount, as defined below, which is at Closing $25,000,000.
F.          Payment and performance of the Loan are guaranteed by WWDE as Guarantor. Guarantor is directly and actively engaged in the liquidation process and administration of its operations in accordance with the Plan, and Guarantor derives material benefit and valuable consideration as a result of the Loan.

G.          Lender and Borrowers are entering into this Agreement and other Loan Documents to evidence and set forth the terms and conditions of the Loan, and the Guarantor has joined in this Agreement for the purposes specified below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, Borrowers and the Guarantor (as applicable to it), and Lender, each intending legally to be bound, agree as follows:
ARTICLE I
INTRODUCTION; DEFINED TERMS
1.1          Introductory Recitals. The recitals set forth above are all true and correct in all material respects and are incorporated within and made a part of this Agreement.
1.2          Defined Terms. Capitalized terms used in this Agreement or in any Loan Document and that are defined in Exhibit “A” attached hereto shall have the meanings set forth therein. Capitalized terms used in this Agreement or other Loan Documents that are defined in the introductory paragraph or the introductory recitals, or elsewhere in this Agreement, shall have the meanings assigned to them at the place first defined. As used herein, the term this “Agreement” shall include all exhibits and schedules attached hereto, all of which are deemed incorporated herein and made a part hereof. As used herein, the term “Party” or “Parties” shall mean Borrower, the Guarantor and Lender. The definitions include the singular and plural forms of the terms defined. Unless inapplicable in the context, any defined term which relates to a document, instrument or agreement shall include within its definition any amendments, modifications, supplements, renewals, restatements, extensions, or substitutions which may have been heretofore or may be hereafter executed in accordance with the terms hereof and thereof. Unless otherwise specified, references to particular section numbers shall mean the respective sections of this Agreement.
ARTICLE II
SECURED LOAN FACILITY

2.1          The Loan. Upon the terms and subject to the conditions set forth in this Agreement and the other Loan Documents, Lender shall advance to the Borrowers, on a joint and several basis, and the Borrowers may borrow, repay and reborrow Advances during the Advance Period; provided that each Advance and the aggregate of all Advances outstanding shall not exceed the Loan Availability Amount at the time of each Advance or at any time. Notwithstanding the Loan Availability Amount, Lender retains the right, in its discretion, to make additional or protective advances as provided in the Loan Documents.
          (a)          Any Advance requested to be funded at Closing shall be funded and disbursed as provided in a closing statement approved by the Parties in connection with the Closing (“Closing Statement”).
(b)          After Closing, if, as and when the Carolwood Property or any Additional Property is sold the Mandatory Repayment Amount (defined below) arising in connection with the sale will be due and payable to Lender as provided in Section 2.6(c), and the Loan Availability Amount will be adjusted as provided below, taking into account the Mandatory Repayment Amount credited to the Loan balance and the Allocated Par Loan Value of the remaining Trust Property (including any Additional Property, if applicable).

(c)          Also, from time to time during the Advance Period, WP Propco may elect to cause an Additional Borrower (or more than one) to join in and assume the Loan as a new co-Borrower(s), in which case the Additional Property owned by the Additional Borrower will be deemed to be Trust Property upon execution of such joinder and a Deed of Trust, and the Loan Availability Amount will be adjusted based on the Allocated Par Loan Value of the Additional Property then constituting a Trust Property. Based on the then-adjusted Loan Availability Amount, Borrowers may request and Lender will make subsequent Advances, as requested from time to time, in accordance with the terms and conditions set forth in Section 2.9.  If an Additional Property or more than one Additional Properties become Trust Properties during the Advance Period in accordance with the provisions set forth herein, and upon the execution and delivery of such amendment documentation as Lender may reasonably require (which may be substantially similar to the Additional Borrower Joinder form attached as Exhibit B and a restated Note as provided therein), the Loan Availability Amount may be increased (if an increase is approved by Lender in its sole and absolute discretion) based on the Allocated Par Loan Values of such Additional Properties that become Trust Properties so as to provide for Advances not to exceed $30,000,000 in the aggregate.  Borrowers acknowledge and agree that Lender has not made and is not making any commitment to increase the Loan over $25,000,000 and that Lender is under no obligation, contractual or otherwise, to approve such an increase. Accordingly, the Loan Availability Amount will never exceed $25,000,000 unless and until Lender approves a Borrower request for an increase of the Loan, which determination can be approved or declined in Lender’s sole and absolute discretion. Lender may decline such a request for an increase for any reason and such denial shall not impact or affect the validity or enforceability of the Loan.

(d)          All Advances constitute a single indebtedness for which all Borrowers are liable, jointly and severally, and all Advances are and will be secured and cross-collateralized by all the Collateral.

2.2.          Interest Reserve. At Closing, Borrowers will establish with Lender a $1,750,000 reserve fund as a source of available funds to pay Monthly Interest projected to accrue on the Loan for twenty-four months following the Closing (as may be replenished, the “Interest Reserve Fund”); provided that if the Loan Availability Amount is increased to $30,000,000 in Lender’s sole and absolute discretion, the Borrowers will be required to supplement the Interest Reserve Fund for the difference between the Interest Reserve Fund then held on account and the projected amount to accrue on such increased Loan Availability Amount for the remaining months in such twenty-four month period from and after Closing.  Borrowers will establish the Interest Reserve Fund at Closing by depositing such amount in a control account established with Lender (“Interest Reserve Account”). Except for any supplemental funding to the Interest Reserve Account in connection with the increase of the Loan Availability Amount to $30,000,000, the Interest Reserve Fund will be reviewed and adjusted semi-annually, taking into account the then-current principal balance of the Loan, the then-adjusted Loan Availability Amount, and the remaining number of months until the Maturity Date (including as may be extended); provided that at no time will the Interest Reserve Fund hold more than the lesser of the projected Monthly Interest for (a) 24 months and (b) the remaining number of months until the Maturity Date. Lender is irrevocably authorized to offset funds each month from the Interest Reserve Account to pay the Monthly Payment of interest only then becoming due. If an Event of Default occurs and is continuing, Lender may in its discretion, offset and retain any or all of the Interest Reserve Fund from the Interest Reserve Account, and apply such amount against principal, interest or costs relating to the Loan as Lender may determine. Lender will provide notice to Borrowers’ Representative of such offset (or draw) and application within two Business Days thereof.

2.3          Use of Proceeds. The proceeds of the Loan may be used to fund all or any portion of the Interest Reserve Fund, to pay Loan Costs and other transaction expenses in connection with the Loan, to make periodic Distributions as permitted and in accordance with this Agreement, and otherwise for working capital support and other general corporate purposes for the Borrowers, as certified by Borrowers’ Representative in connection with Advance Requests.
2.4          Note; Interest Rate. The Loan shall be evidenced by a Secured Promissory Note of even date herewith made by Borrowers, jointly and severally, to the order of Lender in the face principal amount of $25,000,000.00 (the “Note”). The Loan shall accrue interest at a fixed rate equal to 3.50% per annum. Interest shall be calculated as provided in the Note.
2.5          Advance Period; Maturity Date. Subject to the Loan Availability Amount borrowing limits, and the terms and conditions hereof governing Advances, Borrowers may request Advances from time to time after Closing until the date which is three Business Days prior to the Maturity Date, as may be extended, or until the occurrence and continuance of an Event of Default (such period, the “Advance Period”). The full outstanding principal balance of the Loan plus all accrued interest and other monetary Obligations are due and payable in full (other than unasserted contingent indemnity obligations) on the Maturity Date, which is June 19, 2022 (as may be extended as provided in the following sentence. Notwithstanding the stated Maturity Date of June 19, 2022, if Borrowers elect and inform Lender no later than three months before such scheduled date, so long as (a) no Event of Default has occurred and is continuing hereunder, and (b) the Borrowers are then in compliance with the covenants specified herein in all material respects, then Borrowers may extend the Maturity Date for one year until June 19, 2023.  In addition, in connection with such extension, the Lender, at its election, may obtain (or request the Borrowers obtain) Appraisals (to the extent that the most recent Appraisal on such Trust Property was completed on date more than 12 months prior to June 19, 2022) on each Trust Property and pursuant to the results of such Appraisals, if any, the Lender and the Borrowers will work together in good faith to amend and restate the Allocated Par Loan Value and Release Price on Schedule 2.6, if necessary, and adjust the Available Loan Amount, if necessary, as a result.
2.6          Payments. Borrowers jointly and severally agree punctually to pay or cause to be paid to Lender all principal and interest due in connection with the Loan, and all monetary Obligations when due. Borrowers shall take the following actions and make or cause to be made the following payments on the Loan:
(a)          Monthly Interest. Interest on the Loan shall be due and payable monthly in arrears on the first Business Day of each month (each, a “Monthly Payment” or “Monthly Interest”).

(b)          Set-off; Auto-Debit. Borrowers irrevocably authorize Lender to, and Lender may in its discretion, offset from and charge the Interest Reserve Account for each Monthly Payment as and when due. Borrowers acknowledge that failure to maintain sufficient funds in the Interest Reserve Account for any and all Monthly Payments shall not relieve Borrowers of their joint and several payment obligations under this Agreement or the Note. Therefore, notwithstanding Borrowers’ covenant and agreement to replenish the Interest Reserve Fund as provided in Section 2.2, if the Interest Reserve Fund is insufficient to pay in full the Monthly Payment due in a given month, Borrowers will nevertheless be obligated to pay and satisfy the Monthly Payment requirement on a timely basis using Borrowers’ own funds.
(c)          Sale of Trust Properties; Mandatory Repayment Amount.  If, as and when any Trust Property is sold, Borrower shall make a mandatory payment in respect of the Loan in an amount equal to the lesser of (the “Mandatory Repayment Amount”): (i) the Release Price attributable to such Trust Property and (ii) the then outstanding principal balance of the Loan.  The Allocated Par Loan Value for any Additional Property becoming a Trust Property in connection with an Additional Borrower’s execution and delivery of an Additional Borrower Joinder, will be determined by Borrowers and Lender working together in good faith, and will be specified in an amended and restated Schedule 2.6 attached to the Additional Borrower Joinder. Sales proceeds deriving from the closing of a Trust Property sale(s) shall be received by the selling Borrower, WB Propco, Guarantor or a closing escrow agent serving Lender in such capacity, in trust, and the Mandatory Repayment Amount will be remitted to Lender as and when received for application against the Loan. Borrower will provide reasonable notice of intended sales to Lender and effectuate escrow closing arrangements as may reasonably be required by Lender.

(d)          Balance Excess Cure. If the outstanding principal balance of the Loan exceeds the Loan Availability Amount borrowing limit at any time, the excess will be deemed a “Balance Excess”. If at any time a Balance Excess occurs, Borrowers shall, within ten (10) Business Days after notice, at the election of the Borrowers, either (i) prepay the Loan in an amount necessary to reduce the Balance Excess to $0; or (ii) cause an Additional Borrower to join in and assume the Loan and submit an Additional Property to a Trust Deed in favor of Lender, so as to rectify the Balance Excess.

(e)          Final Payment at Maturity. The entire outstanding principal amount of the Loan together with all accrued and unpaid interest thereon and other monetary Obligations shall be paid in full (other than unasserted contingent indemnity obligations) by not later than the earlier of: (i) the Maturity Date (as may be extended pursuant to Section 2.5); or (ii) Lender’s declaration that the Obligations are due and payable after the occurrence and continuance of an Event of Default.

(f)          Place and Time of Payments. To the extent payments are not made by auto-debit from the Interest Reserve Account as provided above, Borrowers shall make each payment of interest and principal due and payable hereunder and under the Note not later than 4:00 p.m. (Eastern Time) on the date when due, without set off, counterclaim or other deduction, in immediately available funds to Lender at 100 S.E. 2nd Street, 13th Floor, Miami, Florida 33131. Whenever any payment of principal of or interest on the Loan or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

(g)          Overdue Amounts. Any payments not paid as and when due shall, at the election of Lender in its discretion, and upon written notice to the Borrowers’ Representative, bear interest from the date due until paid at the Default Rate.
(h)          Prepayments.  Borrowers may prepay all or any portion of the Loan at any time, without premium or penalty.  A prepayment of the entire Loan must include all unpaid interest, Loan Costs and other monetary Obligations then due.
2.7          Application of Payments. Absent an Event of Default, all payments made in respect of the Loan will be applied by Lender in the following order: (a) to the payment of Loan Costs or reasonable and documented out-of-pocket costs and expenses incurred by Lender, as quantified by Lender, including costs and expenses incurred in creating, maintaining, perfecting, protecting or enforcing Liens in and to the Collateral and in collecting any amounts due in connection with the Loan; (b) to the payment of interest then due and payable; (c) to the reduction of any outstanding principal; and (d) then to any other monetary Obligations remaining due and unpaid. Any surplus payments remaining in Lender’s possession or custody after full and final (other than unasserted contingent indemnity obligations) payment of the Loan (including remaining Interest Reserve Funds if any) shall be promptly and in any event with 5 Business Days thereof returned to Borrowers’ Representative. If an Event of Default has occurred and is continuing, Lender may apply payments as it determines in its sole discretion.
2.8          Property Sales; Additional Properties; Carolwood Property Partition. Lender acknowledges that the Borrowers (and Additional Borrowers) are actively marketing the Trust Properties (and Additional Properties, as applicable) for sale.
(a)          Borrowers will provide reasonable advance notice of the scheduled closing date of sale of a Trust Property and Borrowers will provide Lender with a copy of the settlement statement between the seller and buyer. Borrowers will ensure that each settlement statement properly sets forth the Mandatory Repayment Amount payable to Lender.

(b)          In connection with each Trust Property sale, Lender will provide the selling Borrower or WB Propco with (i) a release and satisfaction of the Trust Deed encumbering the Trust Property being sold, in escrow, subject to escrow terms reasonably acceptable to Lender and (ii) all other lien releases and documents effectuating and evidencing the release of such Borrower from this Agreement, the other Loan Documents and the Obligations. Lender will authorize release of escrow to facilitate closing subject to reasonably acceptable arrangements for the prompt remittance of the Mandatory Repayment Amount attributable to the Trust Property being sold, to Lender.  Provided that the net contractual sale price payable to the selling Borrower (net of all closing costs) is at least equal to the Release Price, then, the selling Borrower may consummate the closing without Lender’s consent. Lender’s consent to a closing will be required if the net contractual sale price payable to the selling Borrower (net of all closing costs) is less than the Release Price, and Lender’s consent may be conditioned on the Borrowers confirming acceptable arrangements to pay or rectify any resulting Balance Excess following the closing.

(c)          Upon closing on a sale of any Trust Property as contemplated herein, the selling Borrower will be released from in personam liability as a co-Borrower upon Lender’s receipt of the Mandatory Repayment Amount attributable to the Trust Property conveyed. Subject to Section 2.8(h), in connection with such sale, the Loan Availability Amount at such time will be adjusted to reduce the Loan Availability Amount in an amount equal to the Allocated Par Loan Value attributed to such sold Trust Property and the resulting adjusted Loan Availability Amount will be the Loan Availability Amount thereafter in effect until such time as any Additional Property is joined as a Trust Property or sold, in each case, as provided hereunder.  The Lender together with the Borrowers will work in good faith to amend and restate Schedule 2.6 to reflect any required changes to the Allocated Par Loan Values for the remaining Trust Properties (if any) and the Lender will provide to the Borrowers written notice of the resulting adjusted Loan Availability Amount in connection with the closing of such sale and any such amended Schedule 2.6, within one Business Day after such closing and the corresponding amendment and restatement of Schedule 2.6.

(d)          From time to time during the Term, Borrowers may elect for any one or more of their Affiliates to join this Agreement and assume the Loan as a co-Borrower (each such entity, an “Additional Borrower”), whereupon the Borrowers (including any intended Additional Borrower) will provide Lender with such due diligence as to the Additional Borrower and Additional Property as Lender may require (which shall be substantially similar to the scope of Lender’s pre-closing due diligence and include an Appraisal), and such other information as Lender may reasonably require. The Borrowers and Guarantor will reasonably cooperate with Lender’s due diligence, and Borrowers will be responsible for payment upon billing for Lender’s reasonable and documented out-of-pocket expenses in connection therewith, including Loan Costs for documentation and consummation.

(e)          The inclusion of an Additional Borrower as a co-Borrower hereunder is further subject to the Additional Borrower’s execution and delivery of counterparts of an Additional Borrower Joinder, substantially in the form attached hereto as Exhibit “B” (an “Additional Borrower Joinder”), as well as authorizing resolutions and closing certificates, and a Trust Deed for the real property owned by such Additional Borrower (the “Additional Property”),  pursuant to which such Additional Borrower will grant a lien to secure the Loan and the other Obligations (together with UCC financing statements and additional documentation as may be reasonably required by Lender).  Upon execution and delivery of an Additional Borrower Joinder, the designated Additional Borrower will for all purposes be deemed a Borrower hereunder, jointly and severally liable with the other Borrowers for the Loan and all Obligations, and the Additional Property owned by such Additional Borrower will become a Trust Property and part of the Collateral when encumbered by a Trust Deed granted by such Additional Borrower. The documentation and procedures for encumbering an Additional Property with a Trust Deed will include (among other things), issuance of a title insurance policy in favor of Lender identifying the Additional Borrower as owner of the Trust Property and grantor of the Trust Deed, and Lender as Trust Deed beneficiary, and insuring the first lien status of the Trust Deed, setting forth no exceptions to title or coverage exclusions that are not reasonably acceptable to Lender.  All proceedings and documentation relating to the Additional Borrower and Additional Property will be subject to Lender’s reasonable approval and will be effectuated at Borrowers’ expense.

(f)          In connection with the joinder of the Additional Borrower and the Additional Property, concurrently therewith, the Lender together with the Borrowers will work in good faith to amend and restate Schedule 2.6 to reflect the Allocated Par Loan Value and Release Price for the Additional Property and any required changes to the Allocated Par Loan Values and the Release Prices for the remaining Trust Properties (if any). The Loan Availability Amount at such time will be adjusted, taking into account the amended and restated Schedule 2.6 and the updated Allocated Par Loan Values for the Trust Properties listed thereon and the resulting adjusted Loan Availability Amount will be the Loan Availability Amount thereafter in effect until such time as any Additional Property is joined as a Trust Property or any Trust Property is sold, in each case, as provided hereunder. The Lender will provide to the Borrowers written notice of the resulting adjusted Loan Availability Amount in connection with the consummation of the Additional Borrower Joinder and any such amended Schedule 2.6, within one Business Day after such consummation. The Loan Availability will not exceed $25,000,000 in any event, unless Lender approves (in its sole and absolute discretion) an increase in the maximum Loan Availability Amount to not more than $30,000,000, consistent with the terms and conditions described in Section 2.1 (c) hereof and based on Allocated Par Loan Value(s) associated with one or more Additional Properties becoming Trust Properties.

(g)          In the event the proposed Carolwood Property Partition obtains final approval (it being understood and agreed that notwithstanding anything herein or in any other Loan Document to the contrary, the Lender, in its capacity as Trust Deed beneficiary, will provide any written consents and other documents required to be filed with, or delivered to, any Governmental Authority to finalize such partition on a timely basis), the Lender together with the Borrowers will work in good faith to amend and restate Schedule 2.6 to reflect the Allocated Par Loan Value and Release Price for each parcel of the legally subdivided Carolwood Property and any required changes to the Allocated Par Loan Values and the Release Prices for the remaining Trust Properties (if any). The Loan Availability Amount at such time will be adjusted, if necessary, to take into account the amended and restated Schedule 2.6 and the updated Allocated Par Loan Values for the Trust Properties listed thereon and the resulting adjusted Loan Availability Amount will be the Loan Availability Amount thereafter in effect until such time as any Additional Property is joined as a Trust Property or any Trust Property is sold, in each case, as provided hereunder. The Lender will provide to the Borrowers written notice of the resulting adjusted Loan Availability Amount in connection with the effectiveness of the Carolwood Property Partition and any such amended Schedule 2.6, within one Business Day after such effectiveness.

(h)          Notwithstanding anything herein to the contrary, in the event a sale of one or more Trust Properties would otherwise reduce the Loan Availability Amount to zero, Lender agrees that WB Propco shall have 60 days from such time (or such longer period as agreed to by Lender, the “Joinder Option Period”) to join an Additional Borrower and Additional Property. During the Joinder Option Period the Loan Availability Amount will be $100,000 until such Additional Borrower and Additional Property are joined, at which time the Loan Availability Amount will be increased (limited to $25,000,000) based on the new Allocated Par Loan Value(s) associated with the new Trust Properties. In the event an Additional Borrower and Additional Property are not added during the Joinder Option Period, or WB Propco gives notice to Lender, prior to the expiry of the Joinder Option Period, that it will not join an Additional Borrower and Additional Property, the Joinder Option Period will terminate, and this Agreement and the other Loan Documents may be terminated upon repayment in full of any remaining outstanding Obligations (other than unasserted contingent indemnity obligations), and the Lender, concurrently therewith, will provide full written releases to WB Propco and the Guarantor of their obligations under this Agreement and any other Loan Documents applicable to them (including lien releases and any other actions and documents necessary to effectuate and evidence same, as applicable).

2.9          Advances.

(a)          Borrowers may request an Advance during the Advance Period based on the then in effect Loan Availability Amount (taking into account any outstanding Advances) so long as any requested Advance, after giving effect to the funding of such Advance, would not, when added to any outstanding Advances, cause the total outstanding Advances to exceed the Loan Availability Amount then in effect. Borrowers’ request for an Advance shall be in writing and completed substantially in the form of Exhibit “C” (an “Advance Request”), or otherwise on such form as has been approved by Lender.
(b)          Each Advance Request will (i) specify the principal amount of the Advance requested, and designate the account to which the net proceeds of such Advance are to be disbursed and transferred; (ii) state, if true, that Borrowers’ representations and warranties contained in this Agreement and any closing or funding related certifications are true and correct in all material respects as of the date of the request and, after giving effect to the making of such requested Advance, will be true and correct in all material respects as of the date on which the requested Advance is to be made; and (iii) state, if true, that no Default or Event of Default has occurred and is continuing as of the date of the request and, after giving effect to the making of such requested Advance, no Default or Event of Default will occur as of the date on which the requested Advance is to be made.

(c)          Advance Requests shall be delivered to Lender within the Advance Period at least three (3) Business Days prior to the date of the requested Advance (each an “Advance Date”); provided that Lender will use reasonable efforts to respond to Advance Requests delivered later than three (3) Business Days prior to an Advance Date. Any Advance Request delivered to Lender shall be irrevocable by the Borrowers at such time as Lender has designated funds to make the requested Advance, and shall bind the Borrowers to consummate the Advance and borrow the proceeds. The net proceeds of any Advance shall, on the date of such Advance, be wire transferred to the account designated in the Advance Request. Borrowers shall have paid all invoiced Loan Costs then due and payable pursuant to this Agreement or the Trust Deed in connection with such requested Advance.
(d)          The recordation of a Trust Deed and filing of financing statements, and issuance of a Title Policy, and recording of any releases, may in Lender’s discretion be effectuated by way of a closing escrow agreement or another escrow arrangement with the Title Company or other fiduciary, the form and substance of which shall be reasonably satisfactory to Lender.

2.10          Offsets or Additions to Advances. Lender may, in its discretion, offset from the net amount of any Advance and retain or disburse as appropriate (a) to the extent that insufficient funds are available in the Interest Reserve Fund, any unpaid interest then due and payable and any current invoiced Loan Costs with respect to which Borrowers have received notice, if any, due in respect of the Loan in the month in which such Advance occurs or due in prior months, or (b) other amounts required to be paid at the time of such Advance pursuant to the Loan Documents, or other sums reflected on the Borrowers’ Advance Request, a closing statement or disbursements schedule, or as otherwise agreed by Borrowers.

2.11          Borrowers’ Representative.

(a)          The Borrowers jointly and severally hereby confirm and irrevocably designate and appoint WB Propco as their agent and representative (the “Borrowers’ Representative”) for all purposes relating to the Loan. WB Propco hereby accepts such designation and appointment and agrees to serve as Borrowers’ Representative in connection with the Loan and actions required under the Loan Documents.

(b)          In connection with sales of Trust Properties, releases of a Trust Deed, Additional Borrower Joinders, Advance Requests, Lender’s due diligence and approvals or otherwise, Lender may, but shall not be required to, communicate with the respective Borrowers through the Borrowers’ Representative, and receive Borrower deliveries and notices directly from the Borrowers’ Representative, and rely on all actions taken by Borrowers’ Representative for and on behalf of each of the Borrowers. Each Borrower expressly, specifically and irrevocably authorizes Lender to communicate and deal exclusively with Borrowers’ Representative, and not with any particular Borrower, for any and all purposes relating to the Loan, and to rely in all respects and for all purposes upon representations, warranties, certifications, requests, notices or other communications made by Borrowers’ Representative.  Notices or correspondence provided by Lender to Borrowers’ Representative or to the Borrowers directly will be sent to the Guarantor, at the same time they are transmitted to Borrowers’ Representative or to the Borrowers directly.
(c)          All representations, warranties, certifications, deliveries, requests, notices and actions taken by or through the Borrowers’ Representative, shall be deemed taken by and binding upon the Borrowers and are hereby irrevocably ratified, adopted and reaffirmed by the respective Borrowers as fully as if they were made, given or taken by the respective Borrowers directly.  Notwithstanding the foregoing, if Lender so requires, at any time and from time to time, each Borrower shall provide Lender with evidence that all actions taken by Borrower’s Representative on behalf of a Borrower were and are properly authorized and/or ratified.

2.12          Disbursements; Reasonably Equivalent Value; Joint and Several Liability. In Lender’s discretion, Advances may be made to a Borrower directly or to Borrowers’ Representative, in which case Borrowers’ Representative shall be solely responsible for further remittances of Advance proceeds to pay expenses or to fund Distributions or otherwise as the Borrowers intend. Notwithstanding that Advances may be disbursed for administrative convenience to Borrowers’ Representative, and regardless of how remitted after funding, all Advances are deemed and acknowledged to be made for the benefit of, and received and used by, each Borrower and all of them. Each Borrower acknowledges and confirms that each of them and all of them, jointly and severally, receive equal and sufficient good and valuable consideration, reasonably equivalent value and material benefit as a result of the Loan and all Advances made under the Loan. In addition, Borrowers acknowledge, agree and confirm that all Advances are and shall be cross-collateralized and cross-defaulted.

2.13          Loan Accountings. Lender is authorized to record in its manual or data processing records the outstanding balance of the Loan, and the date and amount of payments of interest and principal; provided that the failure to make any such record entry with respect to any payment or source of payment shall not limit or otherwise affect Borrowers’ Obligations. In calculating the amount of Monthly Payments, Lender shall provide to Borrower, reasonably promptly each month, a written monthly Loan accounting setting forth Lender’s calculation of principal, interest and Loan Costs. Each and every such accounting shall, absent manifest error, be deemed final, binding and conclusive, unless, within thirty (30) Business Days of receipt, Borrowers provide Lender with written notice of any objection which Borrowers may have to any item in such accounting, describing the basis for such objection with specificity. In that event, only those items expressly objected to in such notice shall be deemed to be disputed by Borrowers. Borrowers and Lender will cooperate diligently, reasonably, and in good faith to resolve any such disputes.

2.14          Loan Costs. Borrowers shall pay all reasonable and documented out-of-pocket fees and charges incurred in the procuring and making of the Loan, including without limitation, the Title Company’s fees and premiums, public records searches and other due diligence expenses, Florida documentary stamp and intangible taxes, if applicable, recording expenses, and the reasonable and documented out-of-pocket fees and costs of Lender’s attorneys. During the Term, Borrower shall also pay (or cause to be paid) the Loan Costs and other monetary Obligations as provided in the Loan Documents.
ARTICLE III
COLLATERAL SECURITY
3.1          Grant of Security Interest. To secure Borrowers’ prompt and complete payment and performance of all of the Obligations, for value received, each Borrower and the Borrowers jointly and severally unconditionally and irrevocably collaterally assign, pledge and grant to Lender a continuing first priority Lien and security interest in and to the respective Borrower’s rights, title and interest in, to, under and with respect to the following (collectively, the “Collateral”): (a) the Carolwood Property and all Improvements thereon and related appurtenances, and (b) the Interest Reserve Fund and Interest Reserve Account, and (c) all other assets, properties and interests of a Borrower in or with respect to which Lender is granted or acquires Liens pursuant to the Trust Deeds and/or Security Agreement and other Loan Documents, and including, without limitation, all accounts or every type or nature, instruments, goods, inventory, general intangibles, payment intangibles, documents, chattel paper, deposit accounts, investment property, equipment, fixtures, software, and all after acquired properties, including the respective Additional Properties if, as and when they become Trust Properties, and all proceeds, accessions, substitutions, issues, income, revenues and profits of and from all of the foregoing, and all books, records, reports, computer tapes, disks and software, and all related licenses, franchises, agreements or use rights, relating to the foregoing. Notwithstanding the foregoing, the Collateral shall not include any Excluded Property.
3.2          Security Agreement. This Agreement shall be deemed a security agreement as defined in the UCC, and the remedies for any violation of the covenants, terms and conditions of the agreements herein contained shall be cumulative and be as prescribed (a) herein or in any Loan Document, or (b) by law, or (c) as to such part of the Collateral which is also reflected in any filed assignment or financing statements, by the specific provisions of the UCC or other applicable law now or hereafter enacted, all as elected by Lender, in its reasonable discretion, on one or more occasions.

3.3          Perfection; Financing Statements. In addition to other actions specified in any Loan Document, Borrowers agree, at their expense, to file or authorize filing of the Trust Deeds and Financing Statements (including amendments and continuation statements) provided for by the UCC, together with any and all other instruments or documents and take such other action as may be reasonably required to perfect and to continue the perfection of Lender’s security interests in the Collateral, and to cause Lender to be in “control”, as defined in Florida Statutes, Section 679.1041, of the Interest Reserve Account. Unless prohibited by law, Borrowers hereby authorize Lender to file any such Financing Statements on Borrowers’ behalf, including in connection with any electronic filings permitted by the UCC.

3.4          Protection of Liens. All actual documented and reasonable costs and expenses (including reasonable and documented attorneys’ and paralegals’ fees, legal expenses and court costs) which Lender may incur in enforcing or protecting its Lien on, or rights and interest in, the Collateral or any of its rights or remedies under this Agreement or any other Loan Document or in respect of any of the transactions hereunder or thereunder, shall be included among the Obligations and, as such, shall be secured by the Collateral.

3.5          Cross-Collateralization. Advances made to any Borrower are and shall be secured by all of the Collateral granted, pledged or assigned by each Borrower and all Borrowers.

ARTICLE IV
CONDITIONS PRECEDENT TO CLOSING
The Closing is subject to the following: (a) Lender shall have received and approved, the due diligence and background materials as Lender shall require, including, without limitation, the Appraisal and other information, diligence and materials identified for pre-closing delivery and approval, as specified in the checklist attached hereto as Exhibit “D”, and (b) Borrowers and the Guarantor, as applicable to them, shall execute and deliver this Agreement, the Note, the Trust Deeds and other Loan Documents; and (c) all Liens and security interests provided for hereunder shall have attached in favor of Lender, and shall be perfected upon recordation of the Trust Deeds and filing of Financing Statements, and execution and delivery of the Control Agreement; and (d) there shall exist no Default or Event of Default; and (e) all Loan Costs incurred in connection with Lender’s underwriting and the Closing hereunder shall be paid; and (f) the proceedings relative to Closing shall be reasonably acceptable to Lender.
ARTICLE V
WARRANTIES AND REPRESENTATIONS
To induce Lender to make the Loan, each Borrower represents and warrants, and as applicable to it the Guarantor represents and warrants, as follows, which representations and warranties shall be deemed continuing:
5.1          Formation. Existence. Qualification and Authority.
(a)          Borrower Organization; Status. Each Borrower is a limited liability company, duly organized and in current active status under the laws of the State of Delaware, and each is qualified to do business in the State of California.

(b)          Ownership; Management. The respective Borrowers and Guarantor have membership interests which have been duly and validly issued to their respective members. As of the Closing Date, (i) WB Propco is the sole member and managing member of WB Carolwood,  (ii) Guarantor is the sole member and managing member of WB Propco, (iii) Liquidation Trust is the sole member of Guarantor, and (iv) Guarantor is managed by a board of managers as set forth in its Governing Documents.

(c)          Power and Authority. Each Borrower and Guarantor have all requisite authority and power to conduct their operations, and own and lease their respective properties and assets and to enter into and perform under this Agreement and the other Loan Documents.

(d)          No Restrictions. Borrowers’ formation, qualification to transact business and capitalization have been accomplished in compliance in all material respects with Applicable Laws and with the Borrower’s and its member’s Governing Documents.

5.2          Compliance with Laws. Borrowers know of no violation of any material provision of applicable local, state or federal laws, ordinances or regulations with respect to the Trust Properties or Borrower’s operations or with respect to any Collateral. Except for any failure that could not reasonably be expected to have a Material Adverse Effect, (a) to Borrowers’ knowledge, each Borrower has obtained and maintained in good standing all licenses, permits and approvals required by all local, state and federal agencies material to the business operations of the Borrowers; and (b) to Borrowers’ knowledge, each Borrower is in compliance in all material respects with all laws, regulations, ordinances and orders of all Governmental Authorities as applicable to it, the Trust Properties or Borrowers’ operations to manage, maintain and dispose of Trust Properties.
5.3          Accurate Information. All information, other than projections now and hereafter furnished to Lender, taken as a whole, is and will be true, correct and complete in all material respects. Any such information relating to Borrowers’ or Guarantor’s financial condition has and will accurately reflect such financial condition as of the date(s) thereof, (including all contingent liabilities of every type).
5.4          Validity of Loan Documents. The Loan Documents have been approved by Borrowers and the Guarantor (and the Liquidation Trustee, as applicable), and have been executed and delivered, and constitute the duly authorized, valid and legally binding obligations of the Borrowers (and as applicable to it, the Guarantor), enforceable against the Borrowers or the Guarantor, as applicable, in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights. Borrower’s execution, delivery and performance of the Loan Documents do not and will not violate in any material respect any provision of law, or any writ, order or decree of any court or governmental authority or agency, or any provision of the respective Borrower’s Governing Documents, and do not and will not result in a material breach of, or constitute a material default or require any consent under, or result in the creation of any Lien upon any property or assets of a Borrower (except as provided in the Loan Documents) pursuant to, any law, regulation, instrument or agreement to which a Borrower is a party or by which a Borrower or its properties may be subject or bound.

5.5          No Approvals. No approval, authorization, order, license, permit, franchise or consent of, or registration, declaration, qualification or filing with, any court or Governmental Authority or other Person, is required in connection with Borrowers’ execution, delivery and performance of any of the Loan Documents or Lender’s enforcement of any of the Loan Documents, except for any of the foregoing (a) which has been obtained or (b) the failure to obtain which could not individually or in the aggregate reasonably be expected to cause a Material Adverse Effect.
5.6          The Trust Properties.
(a)          WB Carolwood owns fee simple title to the Carolwood Property. The respective Trust Properties are free and clear of all liens, charges and claims, other than the Liens in favor of Lender and Permitted Liens affecting such Trust Property and the proposed Carolwood Property Partition.  This Agreement and the Trust Deeds create valid, enforceable and perfected first priority Liens in favor of Lender in the Trust Properties, subject to no other interests, liens or encumbrances other than Permitted Liens and the proposed Carolwood Property Partition. This Agreement, the Control Agreement and the Security Agreement, and the Financing Statements filed in connection therewith, create valid, enforceable Liens in favor of Lender in the Collateral (other than the Trust Properties).
(b)          No lease, chattel mortgage, bill of sale, security agreement, financing statement or title retention agreement (except those executed in favor of Lender), or other form of encumbrance or conveyance agreement, has been or will be executed with respect to any Trust Property except Liens in favor of Lender, Permitted Liens affecting the Trust Properties and the proposed Carolwood Property Partition.  The Collateral secures and shall secure the full payment and performance of the Loan and all Obligations.
(c)          As of the Closing Date, WB Carolwood is in sole possession of the Carolwood Property. Each Trust Property is and will be maintained in good condition, ordinary wear and tear and casualty excepted. As of the Closing Date, ad valorem taxes are current in respect of each Trust Property and each Trust Property is insured and will remain insured against loss or damage on account of casualty and/or liability claims.
5.7          No Other Loans. Borrowers are not parties and will not be parties to financing transactions other than the Loan during the term of the Loan. Guarantor will promptly disclose to Lender any financing transactions entered into during the term of the Loan.
5.8          Conflicting Transactions. The consummation of the Loan and the performance of Borrowers’ Obligations under and by virtue of the Loan Documents, and Guarantor’s Guaranteed Obligations under the Guaranty, and the marketing and sale of Trust Properties, will not result in any breach of, or constitute a default under any lease or other agreement to which a Borrower or Guarantor is a party or by which a Borrower, Guarantor or any Collateral may be bound or affected, except where any such beach or default, could not reasonably be expected to result in a Material Adverse Effect.

5.9          Contracts. Borrowers have not made and will not make any contract or arrangement of any kind the performance of which by the other party thereto would give rise to a Lien in contravention of the Loan Documents. To Borrowers’ knowledge, no Borrower is in default in the performance, observance or fulfillment of any material obligations, covenants or conditions contained in any agreement or instrument where such default could reasonably be expected to have a Material Adverse Effect.
5.10          Pending Litigation; Other Proceedings. As of the Closing Date, there are no actions, suits or proceedings pending against a Borrower. Borrowers know of no circumstances which could lead to such action, suits or proceedings against or affecting a Borrower or involving the validity or enforceability of the Loan Documents. Borrowers are not in default with respect to any order, writ, injunction, decree or demand of any court or any Governmental Authority, except where any such default, could not reasonably be expected to result in a Material Adverse Effect.
5.11          Business Location. Borrowers’ principal place of business and chief executive office, and the office where Borrowers’ business records are located, is 14140 Ventura Boulevard, Suite 302, Sherman Oaks, California 91423.
5.12          Discharge of Liens and Taxes. Borrowers have duly and timely filed, paid and/or discharged all Taxes or other claims that may become a Lien on any of their respective properties or assets, except to the extent that (a) such items are being appropriately contested in good faith and an adequate reserve for the payment thereof is being maintained or (b) the aggregate amount of any such unpaid Taxes or other claims do not exceed $100,000 at any time outstanding.
5.13          Financial Condition; Sufficiency of Capital. All financial statements and information relating to Liquidation Trust and its Subsidiaries which have been delivered to Lender have been prepared in accordance with Liquidation GAAP, unless otherwise stated therein, and fairly and reasonably present the Liquidation Trust’s financial condition in all material respects. Borrowers have no knowledge of any material liabilities, contingent or otherwise, that are not reflected in such financial statements and information. Borrowers and Guarantor have not entered into any special commitments or contracts which are not reflected in such financial statements or information.
5.14          ERISA. No Borrower or Guarantor is a party to any plan defined and regulated under ERISA. None of the assets of a Borrower or Guarantor are “plan assets” as defined in 29 C.F.R. § 2509.75 2 or § 2510.3 101.
5.16          No Default. As of the Closing Date, no Default or Event of Default has occurred and is continuing under this Agreement or any Loan Document.
5.17          Brokerage. Any brokerage commission due in connection with the transaction contemplated hereby has been paid in full and any such commission coming due in the future will be paid promptly by the Borrowers. Borrowers agree to and shall indemnify Lender from any liability, claim or loss arising by reason of any such brokerage commission. This provision shall survive the repayment of the Loan.
5.18          Anti-Terrorism Laws. No Borrower or Guarantor is in violation in any material respect of any anti-terrorism law, including the USA Patriot Act. Borrowers do not engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any anti-terrorism law, including the USA Patriot Act; or involves any of the following (each a “Blocked Person”): (a) a Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (c) a Person or entity with which any bank or other financial institution is prohibited from dealing or otherwise engaging in any transaction by any anti-terrorism law; (d) a Person or entity that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224; (e) a Person or entity that is named as a “specially designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list; or (f) a Person who is an Affiliate of a Person listed above. No Borrower or Guarantor conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person or deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224.

5.19          Investment Company Act. No Borrower or Guarantor is required to be registered as an “investment company” under the Investment Company Act of 1940 and/or any amendments thereto.
5.20          No Racketeering Activities. No Borrower or Guarantor has engaged in a “pattern of racketeering activity” within the meaning of 18 U.S.C. Section 1961, as amended.
5.21          Single Purpose Entity. Each Borrower is a Single Purpose Entity, existing and operating primarily for the purpose of owning the Trust Properties (as to WB Carolwood) or to manage the other Borrowers (as to WB Propco), to the effect that each Borrower operates and holds itself out only in its own legal name or a registered DBA disclosed to Lender, and does not engage in business or have assets or operations other than as described above.
5.22          Guarantor Representations and Warranties. In addition to its representations and warranties made above or in the Guaranty, the Guarantor represents and warrants as follows:
(a)          It has reviewed the Loan Documents with counsel of its choice, and the Guarantor accepts and consents to the terms of this Agreement and the other Loan Documents, including the Guaranty, and the transactions provided for herein or therein;
(b)          It acknowledges and agrees that it receives material benefit and valuable consideration as a result of the transactions provided for herein or contemplated under the Loan Documents;
(c)          It acknowledges and confirms its continuing obligations under the Guaranty and its agreement to be bound by the terms thereof, and that it is liable as a principal debtor with respect to the “Guaranteed Obligations”, as defined in and in accordance with the terms of the Guaranty;
(d)          It is fully aware of Borrowers’ financial and other condition, and is executing and delivering the Guaranty and other Loan Documents to which it is a party based solely upon its own independent investigation and not upon any representation or statement of Lender;

(e)          It acknowledges that its agreements, consents and acknowledgments contained herein, and the provisions of the Guaranty, are a material inducement to Lender to close under the Loan Documents, and that, but for the Guaranty, and the Guarantor’s agreements as set forth herein and therein, Lender would decline to enter into the Loan Documents.
5.23          Survival of Representations. All of Borrowers’ and Guarantor’s representations and warranties shall survive the Closing Date.

ARTICLE VI
COVENANTS
Borrowers, jointly and severally, and as applicable to it, the Guarantor, covenant and agree with Lender, so long as any principal or interest is payable hereunder, as follows:
6.1          Taxes. Borrowers will pay and discharge all of their respective Taxes prior to the date on which such Taxes become delinquent or any penalties attach thereto, except and to the extent only that such Taxes are (a) being Properly Contested or (b) (i) do not exceed $100,000 in the aggregate at any time outstanding, and (ii) to the extent resulting in a Lien attaching to any Collateral, such Lien is removed or satisfied within 60 days of being imposed. If requested by Lender, Borrowers shall provide proof of payment of Taxes or, in the case of withholding or other employee taxes, deposit required by applicable law.
6.2          Notice of Litigation. Borrowers shall promptly give Lender written notice of (a) a judgment entered against a Borrower, or (b) the commencement of any action, suit, claim, counterclaim or proceeding against a Borrower or in respect of a Trust Property, or the commencement of a proceeding or investigation involving a Borrower or a Trust Property which could reasonably be expected to give rise to a Material Adverse Effect.
6.3          Notice of Default. Borrowers shall promptly give Lender written notice of any Default or Event of Default, and of any circumstance that has caused or is reasonably likely to cause a Material Adverse Effect.
6.4          Reports. Borrowers shall promptly furnish Lender with copies of all governmental agency and other reports pertaining to or affecting a Borrower or any Trust Property, which could reasonably be expected to materially adversely affect Borrowers’ business or prospects of performing the Obligations.
6.5          Ownership, Control and Management.  WB Propco shall continue to own 100% of the membership interests of WB Carolwood and Guarantor shall continue to own 100% of the membership interests of WB Propco; provided that, if required by the Liquidation Trustee for Liquidation Trust purposes, Guarantor may transfer not more than 49% of the membership interests of WB Propco, after notice to Lender, provided that (a) Guarantor will retain direct ownership of not less than 51% of WB Propco’s membership interests, and day-to-day control of WB Propco; and (b) Lender will complete and approve in its reasonable discretion “know your customer” due diligence consistent with Lender’s customary underwriting practices.
6.6          Change in Fiscal Year. Each Borrower’s fiscal year ends on June 30. No Borrower shall change its fiscal year without the prior written consent of Lender.

6.7          Trust Property. Borrowers will preserve good title to each Trust Property and will warrant and use commercially reasonable efforts to defend the same. Borrowers will act in a commercially reasonable manner in maintaining the Trust Properties in an appropriate safe and reasonably protected condition (including any Trust Property that is undergoing construction or renovation), reasonable wear and tear excepted, and in compliance with applicable building and safety codes in all material respects. Borrowers will act in a commercially reasonable manner in coordinating with the Trust Deed Trustee and Lender in connection with the closing of sales of Trust Properties and remittance to Lender of Mandatory Repayment Amounts. Borrowers agree that the Mandatory Repayment Amount established with respect to the sale of any Trust Property is due on sale thereof.
6.8          No Further Encumbrances. Borrowers shall not sell, lease, convey, mortgage or encumber (other than Permitted Liens) a Trust Property without the prior written consent of Lender; provided that, as to sale of any Trust Property, no such consent will be required if the sale price is equal to or greater than the Release Price established for such Trust Property, and if closing escrow arrangements reasonably acceptable to Lender are established to ensure payment of the Mandatory Repayment Amount in connection with such sale.
6.9          Compliance with Laws. Except as otherwise permitted in this Agreement, Borrowers shall comply on a reasonably timely basis and in all material respects with all federal, state and local laws, ordinances and regulations relating to their respective businesses and to the Trust Properties, and Borrowers will obtain and keep in good standing all necessary licenses, permits and approvals required for their businesses, except, in any instance, where noncompliance could not reasonably be expected to have a Material Adverse Effect and/or materially adversely affect Lender’s Liens or rights under the Loan Documents. Each Borrower will maintain its continuing existence and good standing as a Delaware limited liability company, qualified to transact business in California.
6.9          Perfection of Security Interests. Lender is authorized to file Financing Statements from time to time identifying the Collateral, as applicable, including in connection with Additional Borrowers and Additional Properties.
6.10          Payment of Debts. Borrowers shall pay and discharge the Loan and all Obligations when due, before becoming subject to penalty or further charge, and otherwise before maturity or delinquency. Except as otherwise permitted in this Agreement, Borrowers shall pay and discharge when due (allowing for any applicable cure period) their respective secured indebtedness and perform the respective obligations as required under any contracts between a Borrower and any other Person, except for such secured indebtedness (other than the Loan and related Obligations) which is (a) Properly Contested, (b) with respect to which a Borrower has obtained a valid extension of time within which to pay any amounts due or (c) the non-payment of which is not reasonably expected to have a Material Adverse Effect.
6.11          Insurance. During the Term, Borrowers shall obtain, maintain and keep in full force and effect adequate general liability insurance coverage and other insurance coverages consistent with each Borrower’s reasonable and customary past practice, in form and substance reasonably acceptable to Lender. During the Term, annually or upon renewal or replacement, or otherwise upon Lender’s request from time to time, Borrowers will deliver to Lender copies of its policies of insurance as in effect, together with receipts or other evidence that the premiums therefor have been paid. Without limiting the foregoing, Borrowers will insure the Trust Properties and maintain liability insurance as required under the Trust Deeds. Such insurance will include additional insured and loss payee endorsements in favor of Borrowers and Lender, consistent with the Trust Deed requirements.

6.12          Collection and Use of Insurance Proceeds. Borrowers will provide Lender with written notice of a casualty event, loss or claim in excess of $250,000 affecting a Trust Property. Upon occurrence of a casualty event, loss or claim affecting a Trust Property in excess of $250,000, resulting in damage that Borrower and the insurance company do not consider to have given rise to a total loss, so long as no Event of Default has occurred and is continuing, the Borrower holding such Trust Property will use the insurance proceeds to repair or replace such damaged property within a reasonable period of time commensurate with the extent of damage and in any case within 365 days of receipt of such proceeds. In cases where a casualty event causes damage or loss to an extent that it is not reasonably practicable to repair and restore the Trust Property consistent with applicable building codes within 365 days, Borrowers will cooperate with Lender in obtaining for Lender the benefits of any insurance proceeds payable to Lender in connection with the repayment of the outstanding amount of the Loan in an amount not to exceed the Release Price for such Trust Property.
6.13          Indebtedness. Borrowers shall not incur, create, assume or permit to exist any indebtedness for borrowed money, whether or not evidenced by notes, bonds, debentures or similar obligations, without the prior written approval of Lender, except for (a) the Loan and other Obligations under the Loan Documents, (b) unsecured debt in the Ordinary Course of Business and (c) any such indebtedness  as of the date of this Agreement that was previously disclosed in writing to Lender.
6.14          Guaranties. Borrowers shall not, directly or indirectly make, create, incur, assume or permit to exist any guaranty of any kind of any indebtedness or other obligation of any other Person during the term of this Agreement, other than any guaranties (if any) of the indebtedness permitted under Section 6.13.
6.15          Subordinated Obligations. All “insider” loans and other indebtedness or liabilities, direct or indirect, contingent or non-contingent, of a Borrower to Guarantor, or to a member, partner, director, officer, or other Affiliate or Subsidiary, and all such Indebtedness owing by Guarantor to a Borrower, and all liens securing such indebtedness or liabilities, and all other Subordinated Obligations, are hereby and shall be subordinated to the Loan and all Obligations in favor of Lender. Notwithstanding the foregoing, absent an Event of Default, Borrowers or the Guarantor may make Distributions to any other Borrower, the Guarantor and/or Liquidation Trust.
6.16          Further Assurances and Preservation of Security. Borrowers will do all commercially reasonable acts and execute all reasonable documents to more effectively carry out the intent and purposes of this Agreement as relate to protecting the Trust Properties and Borrowers’ (and Lender’s) interests therein, and otherwise as Lender shall reasonably require from time to time, and Borrowers will do such other acts necessary or desirable to preserve and protect the Trust Property (including any Additional Properties, if applicable).

6.17          No Assignment. Other than as provided under this Agreement with respect to an Additional Borrower, Borrowers shall not assign this Agreement or any interest therein and any such assignment is void and of no effect.
6.18          Maintenance of Books and Records. Borrowers shall maintain proper books and records and accountings containing entries of all material financial transactions and matters involving the Trust Properties and the other Collateral that are accurate and complete in all material respects.
6.19          Visits and Inspections. Borrowers will permit representatives of Lender, during normal business hours and (except when an Event of Default exists) upon reasonable prior notice to Borrower’s Representative, at Borrowers’ expense as provided under clause (f)(i) of the definition of Loan Costs, to: inspect, audit and make extracts from their books and records, including all records relating to any Collateral; provided that if no Event of Default exists the Lender shall be limited to only one such inspection, audit and examination during each non-overlapping twelve-month period during Term.  Lender’s inspections shall be scheduled and conducted in a manner and at times so as to reasonably minimize inconvenience and disruption to Borrowers.
6.20          Business Continuity. Borrowers will maintain and preserve all rights, franchises and other authority adequate for the conduct of their business and maintain and preserve their existence and qualification to do business in California if required under Applicable Laws, except (other than with respect to the preservation of the existence of the Borrowers) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
6.21          Fundamental Changes. Other than as provided under Section 6.5, each Borrower will not (a) merge, reorganize as a different type of legal entity, or consolidate with any Person (other than another Borrower), or liquidate, wind up its affairs or dissolve itself, in each case whether in a single transaction or in a series of related transactions; (b) without providing at least 30 days prior written notice of same to Lender, (i) change its name or conduct business under any new fictitious name or DBA, not previously disclosed to Lender; (ii) change its federal employer identification number, organizational identification number or state of organization; or (iii) relocate its chief executive office or principal place of business; (c) amend, modify or otherwise change any of the terms or provisions in any of its Governing Documents in a manner materially adverse to Lender; or (d) take action causing or permitting, or acquiescing in, a change in operational control in violation of Section 6.5 above.
6.22          ERISA. Borrowers will not permit the occurrence of any event with respect to any ERISA plan maintained for the benefit of Borrowers’ employees under circumstances that could result in liability to the Pension Benefit Guaranty Corporation, or any of its successors or assigns, or to any entity which provides funds for such plan, where in any such case such resulting liability could reasonably be expected to have a Material Adverse Effect.
6.23          Banking Relationship; Minimum Deposit Balance. At all times during the Term, Borrowers and Affiliates identified by Borrowers (which may include Guarantor and the Liquidation Trust) shall establish and maintain a primary banking relationship with Lender, including treasury management services, and Borrowers and their identified Affiliates will maintain at all times during the Term a minimum deposit balance of $20,000,000 in a Lender depository (non-control) account (the “Minimum Deposit Balance”); it being agreed that the Interest Reserve Fund on deposit from time to time in the Interest Reserve Account will count toward determining compliance with the Minimum Deposit Balance. Borrowers and Affiliates may also maintain other depository accounts with other banking institutions where reasonably required to meet Borrowers’ cash needs in geographic areas where Lender does not maintain branch offices; it being understood that Lender does not maintain branch offices in California. If Borrower (and Affiliates) do not maintain the Minimum Deposit Balance with Lender, then, Lender may impose and Borrowers shall promptly pay, after demand therefor, a covenant non-compliance fee equal to 2% per annum of the shortfall, for each day at the open of business for which such shortfall has been determined to have occurred. Lender will measure and determine the required compliance with the Minimum Deposit Balance on a quarterly basis, at the time Borrowers are required to provide quarterly financial reporting. Notwithstanding anything in Article VII or any other provision of this Agreement or other Loan Documents to the contrary, the failure to comply with the Minimum Deposit Balance requirement shall not constitute a Default or an Event of Default and the only remedy of the Lender for such non-compliance shall be the 2% per annum non-compliance fee set forth in this Section 6.23.

6.24          Financial Statements and Other Information. Borrowers will provide (or will cause to be provided) to Lender (a) copies of the Liquidation Trust’s publicly filed consolidated quarterly financial reporting, within sixty days after the end of each quarterly reporting period, and (b) a copy of the Liquidation Trust’s annual federal income tax return, within sixty days after filing.  Each set of quarterly reporting delivered to Lender will be accompanied by a certificate of WB Propco’s Chief Financial Officer, certifying that to the signer’s knowledge, no Event of Default has occurred, or if a Default or Event of Default did arise, specifying the nature and period of existence thereof and what action the Borrowers took or propose to take with respect thereto.
ARTICLE VII
EVENTS OF DEFAULT AND REMEDIES
7.1          The occurrence of any of the following events shall be an “Event of Default” hereunder:
(a)          Borrowers fail to pay any Monthly Payment as and when due hereunder and under the Note, or if Borrowers fail to pay any other monetary Obligation under any Loan Document, as and when due, whether on the scheduled due date or upon acceleration, maturity or otherwise, and in each case such failure continues for three (3) Business Days after notice from Lender.
(b)          Borrowers shall fail to keep, observe or perform any of the terms, covenants, representations or warranties contained in this Agreement or another Loan Document, (other than compliance with the Minimum Deposit Balance requirement, which, for the avoidance of doubt, non-compliance therewith shall not constitute a Default or Event of Default hereunder) within the time and in the manner required, and Borrowers fail to rectify or cure such non-performance within thirty (30) days of written notice by Lender to Borrower’s Representative.
(c)          If a Borrower defrauds or attempts to defraud Lender, or if any warranty or representation made by Borrowers in this Agreement or in any Loan Document shall at any time be false or misleading in any material respect; provided that if a misrepresentation reasonably appears not to have been purposeful and does not give rise (or would not reasonably likely give rise) to a Material Adverse Effect, and if Borrower causes the representation or warranty in question to be made correct within thirty (30) days after discovering the misrepresentation or after notice, whichever occurs first, and if Lender reasonably accepts the corrected representation or warranty, then, an Event of Default will not arise solely on account of the subject misrepresentation.

(d)          Any Borrower’s or the Liquidation Trust’s dissolution or termination of existence.
(e)          A Borrower or Guarantor becomes the subject of any bankruptcy or other voluntary or involuntary proceeding, or a receivership, in or out of court, for the adjustment of debtor-creditor relationships, which, in any such instance, is not dismissed within sixty (60) days.
(f)          The entry of a non-monetary judgment against a Borrower which could reasonably be expected to have a Material Adverse Effect, and which is not Properly Contested and bonded, or satisfied and released, within sixty (60) days after the date on which such judgment is entered.
(g)          The seizure or forfeiture of, or the issuance of any writ of possession, garnishment or attachment, or any turnover order for any Trust Property that is not dismissed within sixty (60) days.
(h)          A final judgment for the payment of money in excess of $250,000 or final judgments which in the aggregate exceed $250,000 (in each case, except to the extent fully covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has not denied coverage) shall be rendered against a Borrower, and the same shall remain undischarged for a period of sixty (60) consecutive days during which execution shall not be effectively stayed (by bond or otherwise).
(i)          Any default under the Guaranty Agreement or the revocation or attempted revocation or repudiation thereof, in whole or part, by a Guarantor.
(j)          If a Borrower transfers, conveys, assigns or permits to be transferred, conveyed or assigned, or interferes with Lender’s rights under any Trust Property or proceeds therefrom, in any such case, in violation of the terms of the Loan Documents, or with the intent to hinder, delay or defraud its creditors or any of them, including, without limitation, Lender.
(k)          If Borrower fails to pay Lender the Mandatory Repayment Amount due on sale of a Trust Property.
7.2          Remedies Generally. If an Event of Default shall occur and be continuing, then, and in each such event, and at any time thereafter, Lender may at its option and by written notice to the Borrowers’ Representative, take any or all of the following actions at the same or different times: (a) declare Loan and Obligations, or any of them, to be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which, to the extent permitted by applicable law, are hereby expressly waived, anything contained herein or in any Loan Document to the contrary notwithstanding, (b) increase the rate of interest under the Note to be equal to the Default Rate (as defined in the Note), (c) take control of any proceeds of Collateral, and (d) take any and all actions and pursue any and all remedies as may be permitted by the Loan Documents, the UCC or by any other applicable law (including, without limitation, remedies in respect of the Collateral, including the right to require Borrowers to assemble elements of the Collateral and the books and records pertaining thereto and deliver possession of same to the Lender, so as to allow Lender to take control thereof for the purposes of disposition of the Collateral, and (d) exercise the power of sale set forth in the Trust Deeds.

7.3          Limitation of Obligations of Lender. Borrowers agree that, anything herein to the contrary notwithstanding, Borrowers shall remain liable under all contracts to observe and perform in all material respects all the conditions and obligations to be observed and performed by Borrowers thereunder and Borrowers shall perform in all material respects all of their duties and obligations thereunder, all in accordance with and pursuant to the terms and provisions of each such contract. Lender shall not have any obligation or liability under any contract by reason of or arising out of this Agreement or the granting to the Lender of a security interest therein or the receipt by Lender of any payment or rights pursuant hereto, nor shall Lender be required or obligated in any manner to perform or fulfill any obligations of Borrower under or pursuant to any contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any third-party, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
7.4          Accounts, etc. If an Event of Default shall occur and be continuing, Lender may notify the Trust Deed Trustee in connection with the assertion of Trust Deed remedies, and Lender may effectuate control of all of Borrower’s funds in its possession, in Lender’s reasonable discretion.
7.5          Disposition of Collateral. If an Event of Default shall occur and be continuing, Lender and its agents are authorized to enter into or onto the Trust Properties for the purpose of securing and/or taking possession of such Collateral. Any notice of sale, disposition or other intended action by Lender, sent to Borrower’s Representative in accordance with this Agreement at least fifteen (15) days prior to such action, shall constitute reasonable notice to Borrowers and the Guarantor. Any proceeds of any disposition of any of the Collateral may be applied by Lender toward payment of such of the Loan in such order of application as the Lender may from time to time elect. Borrowers and the Guarantor shall remain liable for any deficiency if the proceeds of any sale or disposition of Collateral are insufficient to pay all amounts to which Lender is entitled; Borrowers and Guarantor also being liable for the reasonable fees actually incurred of any attorneys to collect such deficiency.
7.6          Receiver. If an Event of Default shall occur and be continuing, Lender may apply by appropriate judicial proceedings for appointment of a receiver for the Collateral, or any part thereof, and Borrowers hereby acknowledge that, if an Event of Default shall occur and be continuing, Lender shall be entitled to appointment of a receiver as a matter of right.
7.7          Performance of Borrower’s Obligations. If Borrowers shall fail to discharge any covenant, duty or obligation hereunder or under any of the other Loan Documents within the time specified (with allowance for cure periods, if applicable), resulting in the occurrence and continuance of an Event of Default, Lender may, in its reasonable discretion at any time, for Borrower’s account and at Borrower’s expense, pay any amount or do any act required of Borrowers hereunder or under any of the other Loan Documents or otherwise lawfully requested by Lender. All reasonable costs and expenses incurred by Lender in connection with the taking of any such action shall be reimbursed to Lender by Borrower within five Business Days after demand with interest at the Default Rate from such fifth Business Day after demand to the date of payment thereof. Any payment made or other action taken by Lender under this Section shall be without prejudice to any right to assert, and without waiver of, an Event of Default hereunder and without prejudice to Lender’s right to proceed thereafter as provided herein or in any of the other Loan Documents.

7.8          Exercise of Other Rights. If an Event of Default shall occur and be continuing, Lender may exercise any and all other rights or remedies afforded by any applicable laws or by the Loan Documents as Lender shall deem appropriate, at law, in equity or otherwise, including the right to bring suit or other proceedings, either for specific performance of any covenant or condition contained in the Loan Documents or in aid of the exercise of any right or remedy granted to Lender in the Loan Documents.
7.9          Set-Off; Application of Collateral; Termination of Agreements. If an Event of Default shall occur and be continuing, Lender may offset and apply against the Loan in such order as determined by Lender in its sole discretion any and all Collateral in its possession, and/or any and all balances, credits, deposits, accounts, reserves, indebtedness or other moneys due or owing to a Borrower held by Lender hereunder or otherwise, whether accrued or not.
7.10          Waivers. No waiver by Lender of any Event of Default shall be deemed to be a waiver of any other or subsequent Event of Default. No delay or omission by Lender in exercising any right or remedy under the Loan Documents shall impair such right or remedy or be construed as a waiver thereof or an acquiescence therein, nor shall any single or partial exercise of any such right or remedy preclude other or further exercise thereof, or the exercise of any other right or remedy under the Loan Documents or otherwise. Further, Borrowers agree that their joint and several liability shall not be affected by any renewal or extension in the time of payment of the Loan, or by any release or change in any security for the payment or performance of the Loan, regardless of the number of such renewals, extensions, releases or changes.
7.11          Cumulative Rights. All rights and remedies available to Lender under the Loan Documents shall be cumulative and in addition to all other rights and remedies granted to Lender at law or in equity, whether or not the Loan is due and payable and whether or not Lender shall have instituted any suit for collection or other action in connection with the Loan Documents.
ARTICLE VIII
GENERAL TERMS
The following shall be applicable throughout the term of this Agreement or thereafter as provided herein:
8.1          Accounting Terms. Unless otherwise specified herein, all terms of an accounting character used in this Agreement shall be interpreted, all accounting determinations under this Agreement shall be made, and all financial statements required to be delivered under this Agreement shall be prepared in accordance with Liquidation GAAP, applied on a basis consistent with the most recent quarterly reporting delivered to Lender prior to the Closing Date.

8.2          Rights of Third Parties. All conditions of the Lender hereunder are imposed solely and exclusively for the benefit of Lender and its successors and assigns, and no other Person shall have standing to require satisfaction of such conditions or be entitled to assume that Lender will make advances in the absence of strict compliance with any or all thereof, and no other Person shall, under any circumstances, be deemed to be a beneficiary of this Agreement or the Loan Documents, any provisions of which may be freely waived in whole or in part by the Lender at any time if, in its sole discretion, it deems it desirable to do so.
8.3          Borrowers and Guarantor are not Lender’s Agent. Nothing in this Agreement or any other Loan Documents shall be construed to make any Borrower or Guarantor the Lender’s agent for any purpose whatsoever, or Borrowers, Guarantor and Lender partners, or joint or co-venturers, and the relationship of the parties shall, at all times, be that of debtor and creditor.
8.4          Loan Expense/Enforcement Expense. Borrowers agree to pay to Lender on demand all reasonable and documented out-of-pocket costs and expenses incurred by Lender in seeking to enforce Lender’s rights and remedies under this Agreement or other Loan Documents, including court costs, reasonable costs of alternative dispute resolution and reasonable out-of-pocket attorneys’ fees and costs, whether or not suit is filed or other proceedings are initiated hereon.
8.5          Headings. The headings of the sections, paragraphs and subdivisions of this Agreement are for the convenience of reference only and shall not limit or otherwise affect any of the terms hereof.
8.6          Invalid Provisions to Affect No Others. If performance of any provision hereof or any transaction related hereto is limited by law, then the obligation to be performed shall be reduced accordingly; and if any clause or provision herein contained operates or would prospectively operate to invalidate this Agreement in part, then the invalid part of said clause or provision only shall be held for naught, as though not contained herein, and the remainder of this Agreement shall remain operative and in full force and effect.
8.7          Application of Interest to Reduce Principal Sums Due. All agreements between or among the Borrowers, the Guarantor and Lender are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof, acceleration of maturity of the unpaid principal balance hereof, or otherwise, shall the amount paid or agreed to be paid to Lender for the use, forbearance or detention of the money to be advanced hereunder exceed the highest lawful rate permissible under applicable usury laws (the “Highest Lawful Rate”). If from any circumstances whatsoever fulfillment of any provision hereof or of the Note or any Loan Document shall involve transcending the limit of validity prescribed by any law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and, if from any circumstance Lender shall ever receive as interest an amount which would exceed the Highest Lawful Rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance due hereunder and not to the payment of interest. This provision shall control every other provision of all agreements between or among the Borrowers, the Guarantors and Lender.
8.8          Governing Law. The laws of the State of Florida (exclusive of its choice of law principles) shall govern the interpretation and enforcement of this Agreement; provided that (a) California law shall govern to the extent it is required to govern under the substantive laws and choice of law provisions of California as to attachment, perfection, priority and enforcement of Lender’s Liens and rights with respect to the Trust Properties and the Trust Deeds, and with respect to personal property Collateral governed by the California UCC, and Lender’s rights and remedies with respect to such Liens, and (b) Delaware law shall govern to the extent it is required to govern under the substantive laws and choice of law provisions of Delaware as to attachment, perfection, priority and enforcement of Lender’s Liens and rights with respect to personal property Collateral governed by the Delaware UCC, and Lender’s rights and remedies with respect to such Liens.

8.9          Number and Gender. Whenever the singular or plural number, masculine or feminine or neuter gender is used herein, it shall equally include the others and shall apply jointly and severally.
8.10          Waiver. If Lender shall waive any provisions of the Loan Documents, or shall fail to enforce any of the conditions or provisions of this Agreement, such waiver shall not be deemed to be a continuing waiver and shall never be construed as such; and Lender shall thereafter have the right to insist upon the enforcement of such conditions or provisions. Furthermore, no provision of this Agreement shall be amended, waived, modified, discharged or terminated, except by instrument in writing signed by the parties hereto.
8.11          Notices. All notices from the Borrowers to Lender and Lender to the Borrowers or Guarantors required or permitted by any provision of this Agreement shall be in writing and hand-delivered, or sent by registered or certified mail or nationally recognized overnight delivery service and addressed as follows:

To Lender:	City National Bank of Florida
100 S.E. 2nd Street, 13th Floor
Miami, Florida 33131
Attention: Legal Department
To Borrowers
or the Guarantor:	c/o WB Propco, LLC
14140 Ventura Boulevard, Suite 302
Sherman Oaks, California 91423
Attention: Frederick Chin, Chief Executive Officer

Such addresses may be changed by such notice to the other party. Notice given as hereinabove provided shall be deemed given on the date of its deposit in the United States Mail and, unless sooner actually received, shall be deemed received by the party to whom it is addressed on the third calendar day following the date on which said notice is deposited in the mail, or if a courier system is used, on the date of delivery of the notice.
8.12          Successors and Assigns. This Agreement shall inure to the benefit of and be binding on the parties hereto and their heirs, legal representatives, successors and assigns; but nothing herein shall authorize the assignment hereof by the Borrowers. Lender may sell, assign, transfer, negotiate or grant participations (in each case with Borrowers’ prior consent, which consent shall not be unreasonably withheld) in all or any part of, or any interest in, or any right or remedy under, the Obligations and the Loan Documents.

8.13          Stamp Taxes. Borrowers shall pay any and all taxes, charges, filing, registration and recording fees, excises and levies imposed upon Borrowers or Lender by reason of its interests in, or measured by amounts payable under, the Loan and/or the Note, this Agreement or any other Loan Document (other than income, franchise and doing business taxes). If Borrowers fail to make such payment within five days after notice thereof from Lender, Lender may (but shall not be obligated to) pay the amount due, and Borrowers shall reimburse Lender on demand for all such advances.
8.14          General Indemnity. Borrowers indemnify and defend Lender and its owners, directors and officers, and their respective affiliates, heirs, successors and assigns (the “Indemnitees”) against, and hold the Indemnitees harmless from, any and all claims, demands, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, awards, remedial response costs, expenses or disbursements of any kind or nature whatsoever (including reasonable out-of-pocket attorneys’, accountants’, auctioneers’, consultants’ or paralegals’ fees and expenses), which may at any time be imposed on, incurred by, or asserted against any Indemnitee in any way relating to or arising out of the administration, performance or enforcement by Lender of any of the Loan Documents or consummation of any of the transactions described therein; the existence of, perfection of a Lien upon or the sale or collection of or other realization upon any Collateral; or the failure of Borrowers to observe, perform or discharge any of its covenants or duties under any of the Loan Documents, in each case including any cost or expense incurred by any Indemnitee in connection with any investigation, litigation, arbitration, or other judicial or non-judicial proceeding whether or not such Indemnitee is a party thereto. Without limiting the generality of the foregoing, this indemnity shall extend to any indemnified claims instituted or asserted against or incurred by any of the Indemnitees under any environmental laws. Additionally, if any Taxes (excluding Taxes imposed upon or measured solely by the net income of Lender, but including any intangibles tax, stamp tax, recording tax or franchise tax) shall be payable by Lender on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the other Loan Documents, or the creation or repayment of any of the Obligations hereunder, by reason of any applicable law now or hereafter in effect, Borrowers shall pay (or shall promptly reimburse Lender for the payment of) all such Taxes, including any interest and penalties thereon, and will indemnify and hold Indemnitees harmless from and against all liability in connection therewith. The foregoing indemnities shall not apply to indemnified claims incurred by any Indemnitee as a result of its own gross negligence, willful misconduct or actions by one Indemnitee against another Indemnitee. Notwithstanding anything to the contrary in any of the Loan Documents, the obligations of Borrowers with respect to each indemnity given by them in this Agreement or any of the other Loan Documents in favor of Lender shall survive payment in full of the Obligations.
8.15          USA Patriot Act Notice. Lender hereby notifies Borrowers that pursuant to the requirements of the USA Patriot Act. Lender is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow Lender to identify Borrowers in accordance with the Patriot Act.
8.16          Confidentiality. All information regarding the terms set forth in this Agreement and the other Loan Documents and all information furnished by Borrowers to Lender shall be kept confidential by the Lender and shall not be disclosed by the Lender, without the prior written consent of the Borrowers’ Representative, to any Person except (a) to the Affiliates of such Lender or its or their respective directors, officers, employees, agents, advisors, attorneys, accountants and other representatives who are informed of the confidential nature of such information and instructed to keep it confidential, (b) to the extent requested by any regulatory authority, stock exchange, government department or agency, or required by Applicable Law, (c) to the extent required to be included in the financial statements of Lender or an Affiliate thereof, (d) to the extent required to exercise any rights or remedies under the Loan Documents, and (e) in the event the Lender is legally compelled to make disclosure pursuant to deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process by court order of a court of competent jurisdiction.

8.17          Counterparts, Facsimiles. This Agreement may be executed in counterparts and by manuscript or electronic signatures. Each executed counterpart of this Agreement will constitute an original document, and all executed counterparts, together, will constitute the same agreement. Any counterpart evidencing signature by one party that is delivered by facsimile or electronic means such as a PDF transmission by such party to the other party hereto shall be binding on the sending party when such facsimile is sent, and such sending party shall within ten (10) days thereafter deliver to the other parties a hard copy of such executed counterpart containing the original signature of such party or its authorized representative.
8.18          WAIVER OF JURY TRIAL. LENDER, THE BORROWERS AND GUARANTOR EACH HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE THE RIGHT ANY SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT TO BE CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY UNDER OR IN RESPECT OF THIS AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER ENTERING INTO THIS AGREEMENT.
8.19          Waiver of Certain Rights. To the fullest extent permitted by applicable law, Borrowers hereby knowingly, intentionally and intelligently waive (with the benefit of advice of legal counsel of its own choosing): (a) any claim against Lender on any theory of liability, for special, indirect, consequential, exemplary or punitive damages arising out of, in connection with, or as a result of any of the Loan Documents, any transaction thereunder, the enforcement of any remedies by Lender or the use of any proceeds of any Loan; and (b) notice of acceptance of this Agreement by Lender.
(Signatures appear on following page)

IN WITNESS WHEREOF, the Borrowers, jointly and severally, the Guarantor, and Lender, have each caused this Agreement to be authorized, executed and delivered on the date first above written.

BORROWERS:

WB PROPCO, LLC, a Delaware limited liability company

By:	/s/ Frederick Chin
Name:	Frederick Chin
Title:	Chief Executive Officer

WB 141 S. CAROLWOOD, LLC, a Delaware limited liability company

By:	/s/ Frederick Chin
Name:	Frederick Chin
Title:	Chief Executive Officer

LENDER:

CITY NATIONAL BANK OF FLORIDA

By:	/s/ [signature not legible]
Name:
Title:

JOINDER OF GUARANTOR

The undersigned as Guarantor hereby joins in and consents to the foregoing Loan and Security Agreement and affirm its representations and warranties made herein, and agrees to comply with all of the terms and conditions applicable to Guarantor herein.

GUARANTOR:

WOODBRIDGE WIND-DOWN ENTITY LLC, a Delaware limited liability company

By:	/s/ Frederick Chin
Frederick Chin, Chief Executive Officer

EXHIBIT “A”
CERTAIN DEFINITIONS
In addition to capitalized terms as defined in the introductory paragraph or recitals, or elsewhere in this Agreement, as used in this Agreement the terms listed below shall have the following meanings:
Advance(s): Disbursements of principal under the Loan at Closing and thereafter from time to time to the extent of the Loan Availability, pursuant to the terms and conditions of this Agreement and the other Loan Documents.
Advance Date:  Defined in Section 2.9(c) hereof.
Advance Period: Defined in Section 2.5 hereof.
Affiliate: A Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, another Person; (ii) which beneficially owns or holds 10% or more of any class of the Equity Interests of a Person; or (iii) 10% or more of the Equity Interests with power to vote of which is beneficially owned or held by another Person or a Subsidiary of another Person. For purposes hereof, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of any Equity Interest, by contract or otherwise.

Allocated Par Loan Value:  The amount set forth next to each listed Trust Property on Schedule 2.6 under the heading Allocated Par Loan Value, as such schedule may be amended from to time as provided herein).  The Allocated Par Loan Value with respect to the Carolwood Property (including the Carolwood Property Partition) and any Additional Property shall be the amount determined, in good faith, by the Borrowers and the Lender prior to the joinder thereof to this Agreement or in connection with any amendment to such Schedule 2.6 as provided under this Agreement; it being understood and agreed that the Allocated Par Loan Value of any Trust Property shall (other than with respect to such allocated amount in respect of the Carolwood Property at Closing) shall be determined as the pro rata amount for each Trust Property of 35% of the combined Appraised Values of such Trust Properties, such total Allocated Par Loan Values not to exceed $25,000,000.

Appraisal: An appraisal of each Trust Property (i) ordered by Lender or Borrower in connection with (A) the Closing and the joinder of any Additional Borrower and its related Additional Property to the Loan Documents or (B) the extension of the Maturity Date as set forth in Section 2.5, (ii) prepared by a certified general appraiser licensed and in good standing in California and selected or approved by Lender, (iii) in compliance with all federal and state standards for appraisals, including applicable Governmental Requirements, (iv) reviewed and approved by Lender, and (v) in form and substance satisfactory to Lender based on its standards and practices applied in reviewing real estate appraisals and, with respect to Appraisals for any Additional Property, consistent with the standards and practices applied to the Appraisal on the Carolwood Property and any other Additional Property constituting a Trust Property.

Appraised Value: At the time of assessment, the then current “market value” of each Trust Property (and any Additional Property), as determined by an Appraisal on an “as is” basis.
Business Day: Any day of the week, excluding Saturdays, Sundays, or a day on which Lender or Borrower is authorized or required to be closed for its regular business.
"Capital Lease" shall mean, as to any Person, a lease of any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, by such Person, as lessee, that is, or should be, in accordance with Financial Accounting Standards Board Statement No. 13, as amended from time to time, or, if such statement is not then in effect, such statement of GAAP as may be applicable, recorded as a "capital lease" on the financial statements of such Person prepared in accordance with GAAP.
"Capitalized Lease Obligations" shall mean, as to any Person, all rental obligations of such Person, as lessee under a Capital Lease which are or will be required to be capitalized on the books of such Person.
Carolwood Property Partition:  With respect to the Carolwood Property, the process of “untying” the lots therein into three separate parcels and performing site preparations, grading, landscaping and associated construction in respect of the Carolwood Property and such partition.
Closing (and Closing Date): The satisfaction of all conditions precedent hereunder and the initial funding of the Loan. The Closing Date will mean the date on which Closing occurs.
Collateral: As defined in Section 3.1.
Control Agreement: That certain deposit account control agreement relating to the Interest Reserve Fund and Interest Reserve Account, delivered by Borrowers to Lender, as the same may be amended, restated or replaced from time to time.

Deed of Trust (or Trust Deed): The Deed of Trust, Assignment of Leases and Rents and Security Agreement encumbering each Trust Property (including any Additional Property), executed and delivered by the respective Borrowers (or Additional Borrowers) in favor of the Trust Deed Trustee for the benefit of Lender, as amended and/or replaced.
Default: An event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.
Default Rate: As defined in the Note.
Distributions: In respect of any entity, (i) any payment of dividends or other distributions on or in respect of equity interests of the entity (except distributions in such equity interests) and (ii) any purchase, redemption or other acquisition or retirement for value of any equity interests of the entity or an Affiliate of the entity unless made contemporaneously from the net proceeds of the sale of equity interests, and (iii) distributions, directly or indirectly, of net sale proceeds of any assets by a Borrower to the Borrowers’ Representative, the Guarantor and/or Liquidation Trust.

Equity Interest: The interest of (i) a shareholder in a corporation, (ii) a partner (whether general or limited) in a partnership (whether general, limited or limited liability), (iii) a member in a limited liability company, or (iv) any other Person having any other form of equity security or ownership interest.
ERISA: The Employee Retirement Income Security Act of 1974.
Event of Default: Any event or condition described in Section 7.1 hereof, or any other act, omission, event, circumstance or condition described as an Event of Default in any other Loan Document. As used in the Loan Documents, references to an Event of Default that is continuing is intended to refer to an Event of Default that has not been made subject to a forbearance or similar agreement between Lender and Borrower and/or an Event of Default in response to which Lender has terminated Borrower’s right to Advances and/or accelerated maturity of the Loan.
Excluded Property: Any (a) Borrower’s right, title or interest in any personal property assets (including any license, contract or agreement to which such Borrower is a party), the grant or perfection of a security interest in which would (i) require any governmental consent, approval, license or authorization that has not been obtained, or (ii) be prohibited by enforceable anti-assignment provisions of applicable law, except, in the case of this clause (ii), to the extent such requirement or prohibition would be rendered ineffective under the UCC or other applicable law notwithstanding such requirement or prohibition. (b) Commercial Tort Claims and (c) Deposit Accounts held at any other financial institution other than Lender.
Financing Statements: The UCC financing statements naming Borrower as debtor and Lender as secured party, filed to perfect Lender’s Liens in, to, under and with respect to all Collateral in which perfection may be accomplished by filing a financing statement under the UCC.
Governing Documents: With respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, trust agreement, voting trust, or similar agreement or instrument governing the formation or operation of such Person.
Governmental Authority: Any governmental or quasi-governmental authority, agency, authority, board, commission, or governing body authorized by federal, state or local laws or regulations as having jurisdiction over the Lender, Borrower, the Guarantors, their respective businesses, or any Collateral.
Governmental Requirements: Any statutes, constitutional provisions, rules, regulations or orders promulgated, adopted or entered by any Governmental Authority which apply to Lender, the Borrowers, the Guarantor, the Loan, the Trust Properties, or the other Collateral, including all orders and decrees of all courts and arbitrators in proceedings or actions affecting any of the Parties, their businesses, the Loan, the Trust Properties or other Collateral, or a Borrower’s or Lender’s rights and remedies under the Loan Documents.
Guarantor:  Woodbridge Wind-Down Entity LLC, a Delaware limited liability company.
Guaranty: That certain Guaranty and Subordination Agreement dated as of the Closing Date, executed and delivered by the Guarantor to and in favor of Lender.

Improvements: The buildings and other improvements at the Trust Properties, and all additions thereto and replacements and extensions thereof, now constructed or hereafter to be constructed or installed within, at, on, under or above the Trust Properties, and including all Fixtures (as defined in the Trust Deeds), and all landscaping, paths of travel and driveways, and all building and mechanical systems, including heating, ventilation and air conditioning systems and plumbing and electrical or wireless systems, utility connections and infrastructure, and other rights and interests upon, at, within or servicing the Trust Properties.
Lien: Any encumbrance on or interest in property securing an obligation owed to or a claim by a Person, whether such interest is based on common law, statute or contract.
Liquidation Trust: As defined in the Recitals.
Liquidation Trustee: The appointed trustee for the Liquidation Trust.
Liquidation GAAP: The liquidation basis of accounting under United States generally accepted accounting principles consistently applied.
Loan: The loan facility made by Lender to and for the benefit of the Borrowers as provided for in this Agreement.
Loan Availability (or Loan Availability Amount): The basis for Advances and the borrowing limit governing the amount of principal that may be borrowed and remain outstanding at any time under the Loan, in an amount equal to the lesser of (a) the aggregate Allocated Par Loan Values of the Trust Properties (including any Additional Property if, as and when it becomes a Trust Property), and (b) $25,000,000; provided that such amount may be increased to not more than $30,000,000 if approved by Lender in its sole and absolute discretion, as described in Section 2.1  (c), and if at least one Additional Borrower and the related Additional Property are joined hereunder, based on the Allocated Par Loan Values as adjusted pursuant to this Agreement. Notwithstanding the foregoing, the Loan Availability (or Loan Availability Amount) will not be lower than $100,000 during the Joinder Option Period as described in Section 2.8(h).
Loan Costs: Any or all of the following: (a) Taxes and insurance premiums or other expenses required for Trust Property maintenance or repairs, required to be paid by Borrower under the Trust Deed or any Loan Documents, and which are instead paid by Lender in accordance with the terms thereof; (b) documentary stamp and intangibles taxes payable by the Lender in connection with the Loan and the Loan Documents; (c) documented out-of-pocket filing, recording, and search fees paid or incurred by Lender, including all recording taxes; (d) late fees imposed under the Loan Documents; (e) fees or expenses advanced by Lender as a protective or future advance under the Loan Documents but only to the extent constituting an expense in connection with the Loan and not an Advance of principal under the Loan; and (f) the reasonable and documented out-of-pocket costs, fees (including reasonable out-of-pocket attorneys’, paralegals’, auctioneers’ appraisers’ or other consultants fees) and expenses incurred by Lender (i) subject to Section 6.19, to inspect, copy, audit or examine any of Borrowers’ or Guarantor’s books and records, or inspect, count or appraise any Trust Property (limited to due diligence costs of $500 and legal costs of $500), (ii) to correct any default or enforce any provision of any of the Loan Documents, whether or not litigation is commenced, (iii) following an Event of Default, in gaining possession of, maintaining, handling, preserving, insuring, storing, shipping, preparing for sale, advertising for sale, selling or foreclosing a Lien upon any of the Collateral, whether or not a sale is consummated, (iv) in collecting accounts or recovering any of the Obligations, or (v) in structuring, drafting, reviewing or preparing any amendment, modification or waiver of any of the Loan Documents or in defending the validity, priority or enforceability of Liens.

Loan Documents: Any and all documents evidencing, securing, or executed in connection with the Loan, including, without limitation, this Agreement, the Note, the Trust Deeds, the Guaranty, the Control Agreement, the Security Agreement, UCC Financing Statements, and other Loan Documents identified in the closing checklist referenced in Article IV, all as may be supplemented, amended, restated or replaced from time to time.

Material Adverse Effect: Any event, condition, action, omission or circumstance, which, alone or when taken together with other events, conditions, actions, omissions or circumstances occurring or existing concurrently therewith, (a) has a material adverse effect upon a Borrower’s or a Guarantors’ business, operations, properties or financial condition taken together; (b) has or could be reasonably expected to have any material adverse effect upon the validity or enforceability of the Loan Agreement or any of the other Loan Documents; (c) materially impairs Borrowers’ or Guarantor’s (as a whole) ability to perform their obligations under any of the Loan Documents, including repayment of any of the Obligations when due; or (d) materially impairs or delays Lender’s ability to enforce or collect the Obligations or realize upon any of the Collateral in accordance with the Loan Documents or applicable law.

Maturity Date:  June 19, 2022 or June 19, 2023 if extended pursuant to Section 2.5, unless an Event of Default results in acceleration of the Maturity Date.

Monthly Payment(s): As defined in Section 2.6 and in the Note.

Note: That certain Secured Promissory Note dated as of the Closing Date made by the Borrower to the order of Lender in the face principal amount of the Loan, as the same may be amended, restated, modified or replaced from time to time.

Obligations: Repayment of the Loan, and payment of all debts, obligations, covenants and duties now or at any time or times hereafter owing by Borrowers or the Guarantor to Lender, of any kind and description with respect to or evidenced by any of the Loan Documents, whether direct or indirect, absolute or contingent, due or to become due, or joint or several, including the principal of and interest on all outstanding Advances, and amounts due or becoming due in respect of late charges, if any, and all indemnification obligations of Borrowers or the Guarantor under the Loan Documents, and all obligations of the Borrowers or Guarantor to reimburse Lender in connection with any and all costs and expenses in connection with the Loan.

Ordinary Course of Business: With respect to Borrowers, the ordinary course of Borrower’s business, as presently conducted in accordance with past practices and undertaken by Borrower in good faith and not for the purpose of evading any covenant or restriction in any Loan Document.

Permitted Liens:  (a) Liens in favor of the Lender, (b) liens for taxes or any claim of lien for labor or materials (i) not yet delinquent, (ii) being Properly Contested or (iii) if recorded against the Borrower or any Trust Property, so long as such lien is removed by payment or transferred to substitute security in the manner provided by law within sixty (60) days after it is recorded in accordance with applicable law, (c) easements, rights-of-way, limitations, zoning restrictions and other similar charges or encumbrances recorded against the Trust Property as identified in the Title Policy insuring the Deed of Trusts, (d) Liens arising in connection with Capitalized Lease Obligations (and attaching only to the property being leased); (e) rights of set-off, bankers’ liens or similar rights and remedies upon deposit accounts other than those established with Lender and liens of a collecting bank other than Lender on payment items in the course of collection; (f) deposits and pledges of cash securing (i) obligations incurred in respect of workers’ compensation, social security or similar laws, or in respect of unemployment insurance or other forms of governmental insurance or benefits, (ii) the performance of bids, tenders, leases, contracts (other than contracts for borrowed money) and statutory obligations or (iii) obligations on surety or appeal bonds and other obligations of like nature; (g) liens that may arise from precautionary Uniform Commercial Code financing statements that do not adversely affect Lender’s first priority Lien rights, and (h) any other Liens that do not encumber the Trust Properties or proceeds deriving therefrom so long as they are subordinate in priority to the Lender’s Liens, or bonded, insured, removed or replaced, as permitted pursuant to the terms of the Loan Documents.

Person: A natural person, a partnership, a joint venture, an unincorporated association, a limited liability company, a corporation, a trust, any other legal entity, or any Governmental Authority.

Properly Contested: In the case of any Taxes or other obligation that is not paid as and when due or payable by reason of a bona fide dispute concerning liability to pay same or concerning the amount thereof, (i) such obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (ii) appropriate reserves are established for the contested obligation as shall be required in conformity with Liquidation GAAP; (iii) no Lien is imposed upon any Trust Property unless such Lien is at all times subordinate in priority to the Liens of Lender (except only with respect to Taxes that have priority as a matter of applicable law) and enforcement of such Lien is stayed during the period prior to the final resolution or disposition of such dispute; and (iv) if the obligation results from, or is determined by the entry, rendition or issuance against any Borrower of a judgment, the enforcement of such judgment is stayed pending a timely appeal or other judicial review.

Public Records: The recording office for deeds, trust deeds or other instruments affecting title to real property in Los Angeles, California.

Release Price:  The amount set forth next to each Trust Property on Schedule 2.6 under the heading Release Price (as such schedule may be amended from to time in connection with the joinder of any Additional Borrower and the related Additional Property).  It is understood and agreed that the Release Price shall be calculated as 110% of the Allocated Par Loan Value attributed to the Trust Property.

Security Agreement: That certain Security Agreement dated as of the Closing Date from Borrowers in favor of Lender, as the same may be amended, restated, modified or replaced from time to time.

Subordinated Obligations: The payment obligations or liabilities comprehended within the provisions set forth in Section 6.15, subject to the allowance for Distributions pursuant to Section 6.15.

Subsidiary and Subsidiaries: With respect to any Person, each and all corporations, partnerships, limited partnerships, limited liability companies, limited liability partnerships, joint ventures or other entities of which or in which such Person owns, directly or indirectly, such number of outstanding capital securities as have more than fifty percent (50%) of the ordinary voting power for the election of directors or other managers of such entity.

Taxes: Any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including income, receipts, excise, property, sales, use, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States or any other governmental authority and all interest, penalties, additions to tax and similar liabilities with respect thereto, but excluding, in the case of Lender, taxes imposed on or measured by the net income or overall gross receipts of Lender.

Term: The period of time from the Closing Date through the Maturity Date.

Title Policy: Borrower’s (as beneficiary under the Trust Deed) ALTA Loan Policy of Title Insurance insuring the Trust Deed, and any endorsement or replacement to be provided to Lender in connection with Additional Properties, with such endorsements as may be required by Lender.

Trust Deed Trustee:  The trustee appointed by the Deed of Trust, or its successor in such capacity.

Trust Property(ies):  The Carolwood Property and with respect to any Additional Properties, the real property and improvements, in each case as encumbered by a Trust Deed.

UCC: The Uniform Commercial Code (or any successor statute), as adopted and in force in Delaware, Florida or California, as the context may require or when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code (or any successor statute) of such state. Any term used in this Agreement and in any financing statement filed in connection herewith which is defined in the Code and not otherwise defined in this Agreement or in any other Loan Document has the meaning given to the term in the Code.

USA Patriot Act: means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (PATRIOT) Act of 2001 (Title III of Pub. L. 107-56, Oct. 26, 2001)) as amended by the USA Patriot Improvement and Reauthorization Act of 2005 (Pub. L. 109-177, March 9, 2006) and as the same may have been or may be further renewed, extended, amended, or replaced.

All other capitalized terms used in the Loan Agreement and not otherwise defined therein shall have, when the context so indicates, the meanings provided for by the UCC. Without limiting the generality of the foregoing, the following terms shall have the meanings given to them in the UCC: Account, Account Debtor, Chattel Paper, Commercial Tort Claim, Deposit Account, Document, Electronic Chattel Paper, Equipment, Fixtures, Goods, General Intangible, Instrument, Inventory, Investment Property, Letter-of-Credit Right, Payment Intangible, Security, Securities Account, and Software.

EXHIBIT B
FORM OF ADDITIONAL BORROWER JOINDER

ASSUMPTION AGREEMENT AND JOINDER
THIS ASSUMPTION AGREEMENT AND JOINDER  (“Agreement” or “Joinder [No. 1”]) is made, entered into and effective as of this __ day of _______, 20__ (“Amendment Date”), by and among (a) as co-Borrowers, (i) WB PROPCO, LLC, a Delaware limited liability company (“WB Propco”), [(ii) WB 141 S. CAROLWOOD, LLC, a Delaware limited liability company (“WB Carolwood”)], and (iii) ____________________ (“_____”; and collectively, with WB Propco [and WB Carolwood], each a “Borrower” and collectively the “Borrowers”), jointly and severally, and (b) as Guarantor, WOODBRIDGE WIND-DOWN ENTITY, LLC, a Delaware limited liability company (“WWDE” or “Guarantor”), and (c) as  Lender, CITY NATIONAL BANK OF FLORIDA, a national banking association (“Lender”).

Preliminary Statement

A.          WP Propco and its Affiliate, WB 141 S. Carolwood, LLC [WB Carolwood], as Borrowers, and the Guarantor, and the Lender, are parties to a Loan and Security Agreement dated as of June 19, 2020 (the “Base Agreement”; and as amended by this Joinder No. 1, the “Loan Agreement”).
B.          As provided in the Base Agreement, Lender made available to the Borrowers, jointly and severally, the Loan in a principal amount initially of up to $25,000,000, and subject to the Loan Availability Amount. The Borrowers’ joint and several liability for the Loan are further evidenced by the Note and the other Loan Documents. The Loan was secured initially by the Trust Deed encumbering the Carolwood Property and all of the Collateral.
C.          [The Carolwood Property Partition has been completed.  As a result, the Carolwood Property now consists of three separate subdivided or re-platted parcels, referred to as “Carolwood Parcel 1”, “Carolwood Parcel 2”, and “Carolwood Parcel 3”, respectively, each as legally described in the Restated Carolwood Trust Deed (defined below). / The Carolwood Property (or Carolwood Parcel 1, Carolwood Parcel 2 or Carolwood Parcel 3) has been sold and released as a Trust Property, and WB Carolwood has been released as a co-Borrower pursuant to Section 2.8 (c) of the Base Agreement].

D.          As provided in Sections 2.1 (c) and 2.8 of the Base Agreement, from time to time during the Advance Period, WP Propco may elect to cause an Additional Borrower (or more than one) to join in and assume the Loan as a new co-Borrower(s), in which case the Additional Property owned by the Additional Borrower will be deemed to be Trust Property upon execution of an Additional Borrower Joinder and a Deed of Trust, whereupon the Loan Availability Amount will be adjusted based on the Allocated Par Loan Value of the Additional Property then constituting a Trust Property.

E.          WB Propco has identified its Affiliate, __________, to join in the Loan as an Additional Borrower.  _____ owns fee simple title to the real property and improvements located at _______ (the “____ Property”), which is to be encumbered by a Trust Deed and serve as an Additional Property.  To effectuate _____’s inclusion as an Additional Borrower, and its joint and several assumption of the Loan and joinder in and to the Loan Documents as a co-Borrower, the Parties have agreed to enter into this Agreement, which constitutes an Additional Borrower Joinder as defined in Section 2.8 (e) of the Base Agreement.

F.          Based on the adjusted Loan Availability Amount as reflected in Schedule 2.6 (as amended and restated), Borrowers may request and Lender will make Advances, in accordance with the terms and conditions set forth in Section 2.9 of the Base Agreement.

NOW, THEREFORE, for and in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.          Agreement and Amendment.  This Joinder [No. 1] supplements and is cumulative and in addition to the Base Agreement and the Loan Documents entered into prior to the Amendment Date. The provisions of this Joinder [No. 1] nevertheless shall govern and control over conflicting or inconsistent provisions in the Base Agreement and in the Loan Documents as in effect prior to the Amendment Date, but except as expressly modified by this Joinder [No. 1], all provisions of the Base Agreement and other Loan Documents remain unmodified and in full force and effect.  Borrowers (meaning WP Propco and ______) each acknowledge, ratify, reaffirm, confirm, and agree to all of the terms, covenants and conditions of the Base Agreement and all Loan Documents, as amended by this Joinder [No. 1].

2.          Defined Terms. Capitalized terms used in this Joinder No. 1 and not otherwise defined or redefined herein shall have the meanings given to them in the Base Agreement, and all such defined terms are deemed incorporated herein by this reference.  References to the Loan Agreement and/or any Loan Documents shall be deemed to include this Joinder No. 1 in addition to the other Loan Documents as in effect prior to the Amendment Date.

3.          Loan Estoppel.  For purposes of clarification and avoidance of doubt, as of ______  __, 20__, Borrowers jointly and severally owed outstanding principal in respect of the Loan as reflected in Schedule 3, together with interest; and such amounts and all Obligations are payable to the order of Lender without offset, claims, counterclaims or defenses.

4.          Assumption and Joinder.

(a)          In consideration of the Base Agreement and the Loan, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, __________, intending to be legally bound, hereby assumes effective on the Amendment Date the full and timely payment and performance of the Loan and primary and continuing full-recourse personal liability as a Borrower, jointly and severally with [WB Propco/the other Borrowers], for all of the Borrowers’ covenants and agreements set forth in the Base Agreement and other Loan Documents and for all Obligations.

(b)          To further evidence and provide for its assumption of and joint and several liability for the Loan and Obligations, on or before the Amendment Date, ________ shall have taken and caused to be taken all necessary action under its Governing Documents, as appropriate, to approve and ratify this Agreement, the Base Agreement as amended hereby, and the other Loan  Documents, and _____ and [the other Borrowers] shall execute and deliver to the order of Lender an Amended and Restated Secured Promissory Note evidencing the Loan as amended hereby (“Restated Note”), and other agreements, certificates and financing statements as required by Lender in connection with this Agreement (collectively, together with this Agreement, the “Assumption Documents”).  Without limiting the foregoing, the Assumption Documents include a Trust Deed encumbering the ___ Property, which is or is to be recorded in the Public Records.

(c)          ___________ agrees to be bound by all of the terms, conditions, provisions, covenants and agreements of or applicable to a Borrower under the Loan Documents. ______  is automatically and for all purposes hereby made and confirmed a co-Borrower, and a Party (as Borrower) to all of the Loan Documents, bound by all provisions of the Loan Documents applicable to a Borrower as fully as if it were an original signatory to the Base Agreement, other than representations, warranties or covenants applicable specifically to WB Carolwood or the Carolwood Property (collectively, “Excluded Carolwood Provisions”).

(e)          _______  (i) represents and confirms that it and its member and manager, and their respective partners, officers, directors and shareholders, each have received and reviewed with counsel of their choice, true, correct and complete copies of this Agreement, the Base Agreement, and the other Loan Documents; (ii) accepts and consents to the terms of this Agreement, the Base Agreement and the other Loan Documents (including as amended hereby) and the transactions provided for herein and therein; (iii) represents, warrants, acknowledges and agrees that it receives and has received material benefit and valuable consideration as a result of the Loan and the transactions provided for under the Loan Documents; and (iv) hereby ratifies, affirms, joins in and adopts the Loan Documents and all of the terms, provisions, agreements, conditions, covenants, waivers and undertakings contained in any of the Loan Documents (as applicable to a Borrower, as amended hereby or by any of the Assumption Documents), but excluding the Excluded Carolwood Provisions.

5.          Additional Property.  To further secure and evidence and confirm the securing of the prompt and complete payment and performance by the Borrowers, jointly and severally, of the Loan and all of the Obligations, for value received, ______ assigns, pledges and grants to Lender a continuing first priority Lien in and to the ____ Property, and all rights and interests of _____ comprising the Collateral, whether now existing or hereafter acquired.  _____ will coordinate with the Title Company and Trust Deed Trustee, and with Lender, to cause the Trust Deed encumbering the ___ Property to be recorded in the Public Records and a Title Policy to be issued in favor of Lender, subject to Permitted Liens approved by Lender prior to the Amendment Date.  Lender is authorized to file Financing Statements identifying ___ as a Borrower, and the Collateral pledged and assigned by ______.

6.          [Release of WB Carolwood.  Lender acknowledges receipt of the Mandatory Repayment Amount required to have been paid in connection with closing of sale of the Carolwood Property, in consideration of which and as provided in the Base Agreement, WB Carolwood has been fully, finally and irrevocably released of its in personam liability as a Borrower.  Notwithstanding such release, WB Propco and the other Borrowers are and shall remain jointly and severally liable as Borrowers and subject to all covenants, conditions, agreements, undertakings and other Obligations set forth in the Loan Documents, except as relate directly to the Excluded Carolwood Provisions.]

7.          Allocated Par Loan Value and Release Prices; Loan Availability Amount.  In connection with [the sale of the Carolwood Property] and the payment of the Mandatory Payment Amount associated therewith, and the inclusion of ___ as an Additional Borrower and the ___ Property as an Additional Property, Borrowers and Lender, working in good faith, have amended and restated Schedule 2.6 of the Base Agreement to set forth the Allocated Par Loan Values and Release Prices for the Additional Property and the [remaining] [other] Trust Properties.  Such amended and restated Schedule 2. 6 is attached hereto as Exhibit A and is incorporated within and made a part of the Loan Agreement as new Schedule 2.6.  Based on new Schedule 2.6, the Loan Availability Amount as in effect from and after the Amendment Date is as reflected in Exhibit B hereto.

8.          No Novation. The Parties acknowledge, confirm and agree that the Assumption Documents and ______’s assumption of the Loan and Obligations, shall in no way adversely affect the Lien, or perfection or priority of Lien, of Lender in and to any Collateral, and are not intended to constitute, and do not constitute or give rise to, any novation, cancellation or extinguishment of any of the Borrowers’ Obligations; it being the intention of the Parties that the transactions provided for or contemplated herein shall be effectuated without any interruption in the value given to Borrowers pursuant to the Loan Agreement, or the Borrowers’ joint and several Obligations, or in the continuity of the attachment, priority and perfection in favor of Lender in and to all of the Collateral.

9.          Amendment; Tax.   If any documentary stamp taxes are determined to be due and payable in respect of this Agreement or the Restated Note or any Assumption Documents, Borrowers shall be responsible for such payment, together with any penalties or late charges.

10.          Conditions Precedent.  Lender’s agreement to enter into and accept this Joinder No. 1 is conditioned on the following:

(a)          Lender shall have received from Borrowers this Agreement, and originals or counterpart originals of the Assumption Documents together with the Title Policy (or marked commitment therefor) relating to the Trust Deed for the ___ Property.

(b)          The representations and warranties contained in this Agreement, the Base Agreement and in the other Credit Documents, shall be true and correct in all material respects [(except with respect to Excluded Carolwood Provisions affected by the sale of the Carolwood Property and release of WB Carolwood as a Borrower)], and all covenants and agreements to have been complied with and performed by Borrowers shall have been fully complied with and performed to Lender’s satisfaction.  No Event of Default shall exist immediately prior to the closing hereof, or after giving effect to such closing, immediately after the making of any Advance requested in connection with such closing.

(c)          Borrowers shall have delivered to Lender, to the extent not previously delivered, ______’s Governing Documents, and the other due diligence materials identified by Lender.

11.          Additional Representations and Warranties.  _____________ adopts and affirms as its own the representations and warranties of Borrowers as set forth in the Base Agreement and the other Loan Documents, and the Borrowers collectively hereby reaffirm, restate and incorporate by this reference all of their respective representations, warranties and covenants made in the Base Agreement (including as amended hereby), as if the same were made as of the Amendment Date and with reference to the Base Agreement and Loan Documents as amended hereby.  In addition, each Borrower, severally, represents and warrants as follows:

(a)          Borrower is a Delaware limited liability company, duly organized and in current good standing as such under Delaware law, and Borrower is qualified to transact business in the State of California.  WWDE is Borrower’s sole member.

(b)          This Agreement has been duly authorized by the Borrowers, and is the legal, valid and binding Obligation of the Borrowers, jointly and severally, enforceable against each and all of them in accordance with its terms.

(c)          The execution, delivery and performance of this Agreement and the transactions contemplated hereby does not and will not result in any breach of, or constitute a default under, or result in the creation of any Lien, charge or encumbrance upon the Collateral (except in favor of Lender), or pursuant to any provision of law, or any indenture, agreement or instrument to which any Borrower may be bound or affected.

(d)          No Event of Default has occurred and is continuing.

12.          Further Assurances. Borrowers will execute and deliver, or cause to be executed and delivered, such other and further agreements, documents, instruments, certificates and assurances as in Lender’s reasonable judgment, exercised in good faith, may be necessary or appropriate to more effectively evidence or secure, and to ensure the performance of, the Obligations.

13.          Guarantor Acknowledgment. Guarantor acknowledges and consents to this Agreement and to _____’s joinder as an additional Borrower. By executing and delivering this Agreement, Guarantor reaffirms and incorporates all of its representations, warranties and covenants as set forth in the Base Agreement.

14.          Counterparts; Amendments.  This Agreement may be executed in counterparts and by manuscript or electronic signatures. Each executed counterpart of this Agreement will constitute an original document, and all executed counterparts, together, will constitute the same agreement. Any counterpart evidencing signature by one party that is delivered by facsimile or electronic means such as a PDF transmission by such party to the other party hereto shall be binding on the sending party when such facsimile is sent, and such sending party shall within ten (10) days thereafter deliver to the other parties a hard copy of such executed counterpart containing the original signature of such party or its authorized representative. This Agreement may not be amended except by written instrument signed by the Parties.

15.          Governing Law.  The laws of the State of Florida (exclusive of its choice of law principles) shall govern the interpretation and enforcement of this Agreement; provided that (a) California law shall govern to the extent it is required to govern under the substantive laws and choice of law provisions of California as to attachment, perfection, priority and enforcement of Lender’s Liens and rights with respect to the Trust Properties and the Trust Deeds, and with respect to personal property Collateral governed by the California UCC, and Lender’s rights and remedies with respect to such Liens, and (b) Delaware law shall govern to the extent it is required to govern under the substantive laws and choice of law provisions of Delaware as to attachment, perfection, priority and enforcement of Lender’s Liens and rights with respect to personal property Collateral governed by the Delaware UCC, and Lender’s rights and remedies with respect to such Liens.

16.          Severability.  If any provision or portion of this Agreement is found by a court of competent jurisdiction to be unenforceable, invalid or illegal, the validity of all other terms of this Agreement shall in no way be affected thereby.

17.          Section Headings; Interpretation.  Section headings have been inserted in this Agreement as a matter of convenience of reference only; such headings are not part of the Agreement and shall not be used in the interpretation of this Agreement. The words “herein”, “hereunder”, “hereof” and words of similar import shall refer to this Agreement as a whole and not to any particular paragraphs or sections herein.

18.          Notices.  The provisions of Section 8.11 of the Base Agreement are unchanged. Notices to _______ will be provided in care of WB Propco at the address and by the means set forth in such Section 8.11.

19.          WAIVER OF JURY TRIAL. BORROWERS, GUARANTOR AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION OR DISPUTE BASED HEREON OR ARISING OUT OF OR UNDER OR IN CONNECTION WITH ANY OF THE LOAN DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, ORAL OR WRITTEN STATEMENT OR ACTIONS OF ANY OF THE PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

[remainder of page intentionally left blank]

[counterpart signature page]

IN WITNESS WHEREOF, the Parties have duly executed and delivered this Agreement as of the Amendment Date first above written.

BORROWERS:

WB PROPCO, LLC, a Delaware limited liability company

By:
Name:
Title:

WB 141 S. CAROLWOOD, LLC, a Delaware limited liability company

By:
Name:
Title:

WB ____________, LLC, a Delaware limited liability company

By:
Name:
Title:

GUARANTOR:
WOODBRIDGE WIND-DOWN ENTITY LLC, a Delaware limited liability company

By:
Name:
Title:

LENDER:

CITY NATIONAL BANK OF FLORIDA

By:
Name:
Title:

EXHIBIT C
ADVANCE REQUEST FORM

DATE:	June __, 2020

TO:	Loan Administration
Fax: __________________

FROM:	WB Propco, LLC & WB 141 S. Carolwood, LLC
Loan Number: [____________________]
Fax Number: __________________

In accordance with the Loan and Security Agreement dated as of June 19, 2020 (“Loan Agreement”) by and among City National Bank of Florida as Lender, and WB Propco, LLC and WB 141 S. Carolwood, LLC as Borrowers, jointly and severally, Borrowers hereby request an Advance under the Loan as follows:

Amount:          $_____________, for deposit into Borrowers’ Representative’s operating account number:  _____________________
Expected Advance Date:_________________

The undersigned manager for and on behalf of Borrower’s Representative hereby confirms that the requested Advance is in compliance with all covenants and conditions of the Loan Agreement.  Borrowers understand that the requested Advance is subject to Lender’s final approval and determination that the Loan and this Advance are in compliance with all conditions and covenants.

WB Propco, LLC, a Delaware limited liability company,
As a Borrower and Borrowers’ Representative

__________________________________
Authorized Signature

CONFIRMATION

☐          Your advance request has been approved.  Account credited as of
_____________________________.
☐          We are unable to process your advance request.  Please contact your account officer, __________________________ at ______________________________________.

BANK USE ONLY	PROCESSED BY:	OVRD:	COMMENTS:

Schedule 4.1

CITY NATIONAL BANK OF FLORIDA
CLOSING CHECKLIST
(Woodbridge Wind Down)
Updated June 17, 2020

Lender:	City National Bank of Florida

Borrowers:	WB Propco, LLC
WB 141 S. Carolwood, LLC

Guarantor:	Woodbridge Wind-Down Entity LLC

Loan:	$25,000,000 Line of Credit

 “X” = Completed/Approved          “B” = Borrower               “L”= Lender           “LC” = Lender’s Counsel
“NA” = Not Applicable/Not Required          “*” = Received, but not approved          “BC” = Borrower’s Counsel

I.          DUE DILIGENCE

Item	Responsible Party	Status
WB Propco, LLC	B/BC
Certificate of Formation (and amendments)		Rec’d 9814751
LLC Operating Agreement		Rec’d 9818405
Tax I.D. Number
DE Good Standing Certificate		Rec’d 9814753
CA Certificate of Status		Rec’d 9814764

WB 141 S. Carolwood, LLC
Certificate of Formation (and amendments)		Rec’d 9814754
LLC Operating Agreement		Rec’d 9818404
Tax I.D. Number
DE Good Standing Certificate		Rec’d 9814756
CA Certificate of Status		Rec’d 9814761

Woodbridge Wind-Down Entity LLC	B/BC
Certificate of Formation		Rec’d 9814748
LLC Operating Agreement		Rec’d 9818403
Tax I.D. Number
DE Good Standing Certificate		Rec’d 9814749
CA Certificate of Status		Rec’d 9814760

Public record searches: UCC, taxes, judgments, litigation	BC/LC
Evidence of Insurance (as required by Lender)	B
Pre-Closing – Liquidation Trust – copies of publicly filed consolidated quarterly financial reporting from February 19, 2019 through and including most recent quarterly report	L/B
Appraisal – Carolwood Properties	B/L
Evidence of Satisfaction/Release FRB Mortgage	BC	Reportedly, send for recording (6/16)
Trust Property Title Policy	BC	Commitment Rec’d 6/10
Trust Property Survey if required	BC	Copy Rec’d
Closing Protection Letter	BC
Open CNB Interest Reserve and Depository Accounts	L/B

II.          LOAN DOCUMENTS

Item	Doc. #	Status
Loan and Security Agreement	9788488	X
Secured Promissory Note	9742015	X
Carolwood Deed of Trust	9742967	X
Security Agreement	9756400	X
Deposit Account Control Agreement	9756612	X
Guaranty and Subordination Agreement	9756393	X
Business Purpose Affidavit	9819822	X
UCC Financing Statement for each Borrower
Closing Certificate	9817577	X
Written Consent	Rec’d	X
Cooperation and Assurances Agreement	9756619	X
Closing Statement	9819935	Draft
Statement Regarding Legal Services	9757945	X
Opinion of Counsel		X
Fidelity National Closing Instructions		Draft with Fidelity National 6/11

Note: This Checklist in no way supersedes or limits the requirements of any commitment, Loan Documents or credit requirements of the Lender and is not an exhaustive list of all loan requirements, or of terms and conditions as may be contained in the Loan Documents, but is prepared merely for the convenience of the parties. Nothing herein shall bind the Lender or constitute any commitment, approval or waiver by the Lender; it being understood that Lender reserves all of its rights under the terms of any credit approvals or commitments, and under draft Loan Documents.

SCHEDULE 2.6

TRUST PROPERTY	ALLOCATED PAR LOAN VALUE	RELEASE PRICE
Carolwood Property	$25,0000,000	$27,500,000